Exhibit 10.4

Certain information marked as [****] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

OFFICE SUBLEASE AGREEMENT

THIS OFFICE SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of August 31, 2020 by and between Peacock Construction Inc., a California corporation (“Sublandlord”), and Jaguar Health, Inc., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant (each a “Party” and collectively the “Parties”) hereby agree as follows:

Recitals. This Sublease is made with reference to the fact that M&E, LLC, a California limited liability company, as “Landlord” (“Master Landlord”), and Sublandlord, as “Tenant,” are parties to that certain 200 Pine Street Office Lease dated as of June 7, 2011, as amended by that certain First Extension of Lease made on January 26, 2018 (collectively, the “Master Lease”), with respect to those certain premises consisting of approximately five thousand two hundred sixty-three (5,263) rentable square feet described therein (the “Master Premises”) located at 200 Pine Street, Suite 400, San Francisco, California. A copy of the Master Lease, with economic terms redacted, is attached hereto as Exhibit A and is incorporated herein by reference. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

Subleased Premises. Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Master Premises (hereinafter the “Subleased Premises”).

Term.

Term. The term (the “Term”) of this Sublease shall commence on the date the Master Landlord consents to this Sublease, as provided in Section 26 below (the “Commencement Date”), and shall end at 11:59 P.M. on May 31, 2021, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the “Expiration Date”). Promptly following the determination of the Commencement Date, the Parties shall acknowledge such date by reasonably and mutually agreeable written acknowledgment, provided, however, the determination of such Commencement Date shall not be conditioned upon such written acknowledgment.

Early Access. Notwithstanding the foregoing, provided Subtenant has delivered to Sublandlord proof of insurance as provided in Section 17 below, Subtenant shall be permitted access to the Subleased Premises, without the obligation to pay Rent (defined below), beginning on the Commencement Date so that Subtenant may move in and prepare to open for business in the Subleased Premises.

No Option to Extend. Notwithstanding anything to the contrary in this Sublease or in the Master Lease, Subtenant shall not have any option to extend or renew the Term of this Sublease.

Rent. Commencing on October 1, 2020 (the “Rent Commencement Date”) and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as rent (“Rent”)

for the Subleased Premises, in monthly installments, the sum of Fourteen Thousand Nine Hundred Eleven and 83/100 Dollars ($14,911.83) per month. Tenant shall pay Rent for the first month of the Term on or before the Rent Commencement Date. For each month of the Term thereafter, Tenant shall pay such Rent on or before the first (1st) day of each such month during the Term. Rent for any period during the Term which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid by Subtenant to Sublandlord at 3421 Golden Gate Avenue, Lafayette, California 94549, Attention: Kyle Peacock, or to such other address as may be designated in writing by Sublandlord. Subtenant shall be solely responsible for the timely payment to Master Landlord of the cost of any supplementary services (as provided in Section 10.2 of the Master Lease).

Security Deposit.

Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Fourteen Thousand Nine Hundred Eleven and 83/100 Dollars ($14,911.83) as security for Subtenant’s performance of its obligations under this Sublease, and not as a prepayment of rent (the “Security Deposit”). If Subtenant defaults under this Sublease, Sublandlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Subleased Premises caused by Subtenant or the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default to the full extent permitted by law. Subtenant hereby waives any restriction on the use or application of the Security Deposit by Sublandlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Subtenant shall within five (5) business days after demand from Sublandlord restore the Security Deposit to its full amount. Sublandlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Subtenant on the deposit amount.

If Subtenant shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublandlord at the end of the Term in the condition required by this Sublease, Sublandlord shall return all of the remaining Security Deposit to Subtenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Sublandlord’s damages for any default under this Sublease. Subtenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

Late Charge. If Subtenant fails to pay Sublandlord any amount due under this Sublease on or before the day such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge equal to ten percent (10%) of the delinquent amount. Sublandlord shall waive such late charge one (1) time during the Term provided Subtenant is not more than five (5) days late in making such payment. The Parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublandlord will incur in processing each delinquent payment. Sublandlord’s acceptance of any interest or late charge shall not waive Subtenant’s default in failing to pay the delinquent amount.

Holdover. Subtenant acknowledges it is critical Subtenant surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant’s failure to surrender the Subleased Premises on or before the expiration or earlier termination of this Sublease in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to Thirty-two Thousand Eight Hundred Ninety-three and 76/100 Dollars ($32,893.76) per month and Tenant’s Proportionate Share of Excess Operating Costs and Tenant’s Proportionate Share of Excess Taxes under the Master Lease for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

“AS IS” Condition; Master Landlord’s Obligations. The Parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an “AS IS” basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use or any representation or warranty made by Master Landlord under the Master Lease. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord’s obligations under Sections 12, 19 and 20 of the Master Lease and Master Landlord’s obligation to comply with laws and carry building insurance). Sublandlord shall, however, request performance of the same in writing to Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord’s reasonable efforts (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code. Notwithstanding the foregoing, Sublandlord represents that pursuant to Section 13 of the Master Lease all Alterations to the Subleased Premises have been made with Master Landlord’s consent and do not require removal nor restoration of the Subleased Premises to the same condition as on the Commencement Date upon the expiration or earlier termination of the Master Lease. Further, Subtenant shall not be required to perform any restoration work to the Subleased Premises, including without limitation decommissioning of IT and cabling (to the extent not installed by Subtenant), except as to such minor repairs, other than ordinary wear and tear, caused by Subtenant’s occupancy of the Subleased Premises, and, to the extent Subtenant does anything in the Leased Premises that, in the reasonable opinion of Sublandlord or in the opinion of Master Landlord, constitutes an Alteration under the Master Lease, Subtenant shall be responsible for the performance of any resulting restoration required in compliance with applicable provisions of the Master Lease, at Subtenant’s sole expense.

Right to Cure Defaults. If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date of the expenditure until repaid.

Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its agents, employees or contractors, Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold harmless Sublandlord and Master Landlord, and their respective agents, employees, directors, shareholders, contractors and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (a) the use, occupancy, operation or condition of the Subleased Premises; (b) the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees; and (c) a breach of Subtenant’s obligations under this Sublease or the provisions of the Master Lease. Subtenant’s covenants under this Section 10 shall survive termination of this Sublease.

Assignment and Sub-Subletting. Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sub-sublet all or any portion of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, and of Master Landlord, to the extent required under Section 16 of the Master Lease. As a condition of obtaining such consent, Subtenant must comply with all of the requirements for such consent, as provided under Section 16 of the Master Lease. Subtenant shall reimburse Sublandlord for all costs and fees Sublandlord incurs under the Master Lease in requesting such consent, as assessed by Master Landlord thereunder. Sublandlord’s consent shall not be unreasonably withheld, provided, however, Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord’s consent is not obtained. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublandlord, shall be a material default under this Sublease. Sublandlord’s waiver or consent to any assignment or sub-subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease. If Sublandlord and Master Landlord consent to a Transfer proposed by Subtenant, Subtenant may enter into such Transfer, and if Subtenant does so, the following shall apply:

If Subtenant assigns its interest in this Sublease, then Subtenant shall pay to Sublandlord all profit resulting from such assignment that Sublandlord would be obligated to pay to Master Landlord under Section 16.4(h) of the Master Lease. The amount of such profit so owed shall be paid to Sublandlord on the same basis, whether periodic or in lump sum, that such profit is paid to Subtenant by the assignee.

If Subtenant sub-sublets all or any portion of the Subleased Premises, then with respect to the space so sub-subleased, Subtenant shall pay to Sublandlord all profit resulting from such sub-subletting that Sublandlord would be obligated to pay to Master Landlord under Section 16.4(h) of the Master Lease. The amount of such profit so owed shall be paid to Sublandlord on the same basis, whether periodic or in lump sum, that such profit is paid to Subtenant by the sub-subtenant.

As used in this Paragraph 11 of this Sublease, the term “profit” shall mean any consideration of any kind received, or to be received, by Subtenant as a result of the Transfer.

Notwithstanding anything to the contrary herein, if, as a result of Subtenant’s request for consent to a Transfer, Master Landlord elects to exercise its option to terminate the Master Lease or to recapture any portion of the Subleased Premises, as provided in Section 16.2 of the Master Lease, Subtenant acknowledges and agrees this Sublease shall be terminated as well.

Use.

Subtenant may use the Subleased Premises for general office purposes and for no other purpose whatsoever without Sublandlord’s prior written consent, as determined in Sublandlord’s sole and subjective discretion.

Subtenant shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials in, on, under, about, to or from the Subleased Premises or the building in which the Subleased Premises are located (the “Building”) during the Term of this Sublease by Subtenant or its agents, employees, contractors or invitees. As used herein, “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

Subtenant shall comply with all rules and regulations promulgated from time to time by Master Landlord in accordance with the Master Lease with regard to the use and occupancy of the Subleased Premises or any portion of the Building.

Effect of Conveyance. As used in this Sublease, the term “Sublandlord” means the holder of the Tenant’s interest under the Master Lease. In the event of any assignment or transfer of the Tenant’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the Parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security deposit of Subtenant to the transferee of the Tenant’s interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

Delivery and Acceptance. Sublandlord shall deliver the Subleased Premises in its “AS IS” condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that if delivery of the Subleased Premises occurs after the Rent Commencement Date, Rent shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant. Subtenant has fully inspected the Subleased Premises and is satisfied with the condition thereof By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, “AS IS” condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

Improvements. Subtenant shall not make any alterations or improvements to the Subleased Premises without the prior written consent of both Master Landlord (pursuant to Section 13 of the Master Lease) and Sublandlord. Sublandlord’s consent shall not be unreasonably withheld, provided, however, Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord’s consent is not obtained.

Release and Waiver of Subrogation. Notwithstanding anything to the contrary in this Sublease, the Parties release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “Special Form” property insurance, without regard to the negligence or willful misconduct of the entity so released. Each Party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (a) failure or interruption of any utility system or service or (b) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing and subject to Section 24(a)(ii) below, if Sublandlord abates any Base Rent owing under the Master Lease during the Term of this Sublease for any reason, including, without limitation, (x) failure or interruption of any utility system or service or (y) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease, on the express condition that Master Landlord does not object to or in any way contest such abatement, Subtenant shall be entitled to abate the Rent owing by Subtenant under this Sublease for the period of such abatement by Sublandlord under the Master Lease. Sublandlord will notify Subtenant of any such abatement within ten (10) business days thereof.

Insurance. Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense, during the Term, the insurance required to be carried by the “Tenant” under the Master Lease, as provided in Section 22 therein. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance prior to taking occupancy of the Subleased Premises and upon Sublandlord’s written request.

Default. Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

Subtenant fails to pay any Rent within five (5) days after the due date therefor; or

Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice from Sublandlord specifying the nature of the breach; or

the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

the appointment of a receiver for a substantial part of the assets of Subtenant, which receiver is not discharged within thirty (30) days;

the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

Subtenant abandons the Subleased Premises; or

Subtenant commits any other act or omission which could constitute a default under the Master Lease.

Remedies. In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” under Section 26.2 of the Master Lease as if a “default” had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative. Without limiting the generality of the foregoing, Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant’s breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations).

Surrender. On or before the Expiration Date or any sooner termination of this Sublease, subject to Section 8 hereof, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant after the Commencement Date in the Subleased Premises which are required to be removed under the terms the Master Lease and shall surrender the Subleased Premises to Sublandlord in good condition, order and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant’s removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

Furniture, Fixtures and Equipment. Subtenant shall purchase from Sublandlord all of Sublandlord’s furniture, fixtures and equipment (collectively, “Sublandlord’s FF&E”) located in the Subleased Premises as of the Commencement Date, for the purchase price of Ten Dollars ($10.00), to be paid with Subtenant’s execution and delivery of this Sublease to Sublandlord, in addition to all other payments Subtenant is obligated to make under this Sublease at such time. Sublandlord hereby represents and warrants to Subtenant that Sublandlord owns all of Sublandlord’s FF&E, free and clear of any liens or other interests of any other third parties. Subtenant shall accept all of Sublandlord’s FF&E upon the Commencement Date in substantially the same “as-is” “where-is” condition as exists on the date of Subtenant’s execution and delivery of this Sublease.

Brokers. Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than TRI Commercial, representing Sublandlord, and Recreate, representing Subtenant. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant’s actions or dealings with such other agent, broker, salesman, or finder.

Notices. Unless at least five (5) days’ prior written notice is given in the manner set forth in this Section, the address of each Party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

Other Sublease Terms.

Incorporation by Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “Sublandlord” and each reference to “Tenant” shall be deemed a reference to “Subtenant”, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation or one-half the time period permitted under the Master Lease, which ever allows Sublandlord the greater amount of time; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord’s approval is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

The following provisions of the Master Lease are not incorporated herein: Sections 1.1, 1.2, 1.4, 1.7, 1.15, 1.16, 1.17, 3.2 and 4.1, Articles 5, 6, 7 and 8 and Sections 1 and 2 of the Addendum to Standard Office Lease included therein; and

Subtenant will not have a right to abate rent through incorporation of the provisions of the Master Lease in the event of a casualty or condemnation where Sublandlord is not entitled to abate rent under the Master Lease with respect to the Subleased Premises.

Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

Right to Contest. If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

Conditions Precedent. Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord’s obligations hereunder are conditioned upon Sublandlord’s receipt of the written consent of Master Landlord to this Sublease. If Sublandlord does not receive such consent within thirty (30) days after execution of this Sublease by Sublandlord, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof, and upon such termination, Sublandlord shall return to Subtenant all prepaid Rent, the Security Deposit and the purchase price for Sublandlord’s FF&E, and Subtenant shall return to Sublandlord the bill of sale for Sublandlord’s FF&E.

Amendment. This Sublease may not be amended except by the written agreement of both Parties.

Signage. To the extent permitted by Master Landlord, Subtenant shall be entitled to the signage rights available to Sublandlord under Section 31 of the Master Lease.

No Drafting Presumption. The Parties acknowledge that: (a) this Sublease has been agreed to by both Parties, (b) both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease, and (c) no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

OFAC List Representation. Subtenant hereby represents and warrants to Sublandlord that neither Subtenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various media including, but not limited to, the OFAC website, http:www.treas.gov/ofac.t11.pdf); (iii) who commits or threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

CASp Notification. Sublandlord hereby makes the following disclosure pursuant to California Civil Code Section 1938(e):

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Subtenant agrees that if Subtenant orders a CASp inspection of the Subleased Premises, then Subtenant shall be responsible for payment of the fee for the CASp inspection, and in the event that Subtenant makes modifications, additions, or upgrades to the Subleased Premises in order to comply with the applicable accessibility laws, Subtenant agrees to make any such necessary or required alterations in compliance with the terms of this Sublease and at no cost or liability to Sublandlord or Master Landlord. Subtenant further agrees to notify Sublandlord if Subtenant orders a CASp inspection or makes alterations to the Subleased Premises that might impact accessibility under the applicable accessibility laws. Subtenant shall promptly provide Sublandlord a copy of the CASp inspection reports and, except to perform alterations necessary or required to provide accessibility, shall keep the results of any CASp inspection confidential and shall not disclose anything contained therein to any other parties without the express written consent of Sublandlord and Master Landlord.

Subtenant shall during the Term of this Sublease indemnify, defend, protect and hold Sublandlord and Master Landlord harmless from any and all claims, liabilities, costs, expenses, attorneys’ fees or consultant fees arising from or due to Subtenant’s noncompliance with, or violation of, any applicable accessibility laws in any way related to or connected with Subtenant’s use or occupancy of the Subleased Premises.

Disability Access Obligations Notice. Sublandlord and Subtenant have read and shall execute and deliver with the execution and delivery of this Sublease the Disability Access Obligations

Notice Pursuant to San Francisco Administrative Code Chapter 38 that is attached hereto as Exhibit B and hereby incorporated herein.

Entire Agreement. This Sublease constitutes the entire agreement between the Parties with respect to the subject matter herein, and there are no binding agreements or representations between the Parties except as expressed herein. No subsequent change or addition to this Sublease shall be binding unless in writing and signed by all Parties.

Execution and Delivery. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument, and shall be effective upon execution and delivery of one or more of such counterparts by each of the Parties. Execution and delivery of this Sublease may be effected via facsimile signatures, email scanned signatures, or signatures obtained via electronic means such as DocuSign, which shall be deemed of equal force and effect as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:
Peacock Construction Inc.,		Jaguar Health, Inc.,
a California corporation		a Delaware corporation

By:	/s/ Kyle Peacock	By:	/s/ Lisa A. Conte
Print Name: Kyle Peacock		Print Name: Lisa A. Conte
Title: CEO		Title: President and CEO

Address:		Current Address:
3421 Golden Gate Way		201 Mission St, Suite 2375
Lafayette, California 94549		San Francisco, CA 94105
Attention: Kyle Peacock		Attention: Jon Wolin

Address after October 1, 2020
200 Pine Street, Suite 400
San Francisco, CA 94104

EXHIBIT A

MASTER LEASE

[See attached redacted 200 Pine Street Office Lease, dated June 7, 201, and attached redacted First Extension of Lease 200 Pine Street, dated January 26, 2018]

200 PINE STREET OFFICE LEASE

This Lease is made and entered into as of June 7th, 2011, by and between M & E, LLC , a California Limited Liability Company (“Landlord”), and Peacock Construction Inc., a California Corporation (“Tenant”), who agree as follows:

1.   DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings specified below:

1.1.   Base Rent: [****] per month, subject to the following adjustments:

Months  Monthly Base Rent           Annual Rental Rate

[****]   [****]                    [****]

1.2.   Base Year: The calendar year of 2011.

1.3.   Building: The building and other improvements on the real property located at 200 Pine Street, San Francisco, California.

1.4.   Commencement Date: The date determined in accordance with Section 3.2 below.

1.5.   Common Areas: The Building common corridors and hallways, restrooms, stairways, patios, elevators and other generally understood public or common areas.  Landlord shall have the right to regulate or restrict the use of the Common Areas.

1.6.   Expiration Date: May 31, 2018, unless sooner terminated in accordance with the provisions of this Lease.

1.7.   First Adjustment Date: June 22, 2012

1.8.   Guarantor: None.

1.9.   Index: Intentionally deleted.

1.10. Interest Rate: A per annum rate of interest equal to ten percent (10%) or, if a higher rate is legally permissible, at the highest rate legally permitted.

1.11. Landlord’s Notice Address: c/o Colliers International, 50 California Street, 19th Floor, San Francisco, California 94111, Attn: Property Management, or such other address as Landlord shall designate from time to time.

1.12. Premises: That portion of the Building containing approximately 5,263 square feet of Rentable Area, shown by diagonal lines on Exhibit “A,” located on the Fourth (4th) floor of the Building and known as Suite 400.

1.13. Real Estate Brokers: Cal Nakanishi, Colliers International - Tenant’s Broker; James Sobel, Colliers International - Landlord’s Broker.

1.14. Rentable Area: As to both the Premises and the Building, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Building, respectively, as determined by Landlord and applied on a consistent basis throughout the Building.

1.15. Scheduled Commencement Date: June 22, 2011.

1.16. Security Deposit: [****]

1.17. Tenant’s Notice Address: Prior to Commencement Date: 303 Sacramento Street, Suite # 2, San Francisco, CA 94111.  After Commencement Date: 200 Pine Street, Suite 400 San Francisco, CA 94104.

1.18. Tenant’s Proportionate Share: 12.87%.  Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building, as determined by Landlord from time to time.  The Building contains a total Rentable Area of approximately 40,882 square feet.

1.19. Tenant’s Use: General office use.

1.20. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

2.   LEASE OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term and subject to the terms and provisions contained in this Lease.  The Premises are located within the Building.  Tenant shall have the non-exclusive right (unless otherwise provided herein) to the use of the Common Areas in common with Landlord, other tenants and occupants of the Building and other parties entitled to use the Common Areas, subject to the provisions of this Lease and to the Building rules and regulations.

3.   TERM.

3.1.  Delivery of Possession.  This Lease shall become effective upon execution by Landlord and Tenant.  The term of this Lease (“Term”) shall commence on the Commencement Date and shall continue until the Expiration Date, unless earlier terminated in accordance with this Lease or unless extended as hereinafter provided.  If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Base Rent shall be abated until delivery of possession.

3.2.  Commencement Date.  The Commencement Date shall be the earlier of (a) June 22, 2011, or (b) substantial completion of Tenant Improvements.  At such time as the

Commencement Date has been established, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date.

4.   RENT.

4.1.  Payment of Base Rent.  Tenant shall pay to Landlord throughout the Term the Base Rent for the Premises.  The Base Rent shall be payable in advance beginning on the Commencement Date and on the first day of each calendar month of the Term thereafter.  If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis on the basis of a thirty (30) day month.  Tenant shall pay Landlord the first (1st) month’s Base Rent when Tenant executes the Lease.  This is a payment of [****] and will be applied to Base Rent beginning month 1.

4.2.  Adjusted Base Rent.  Intentionally deleted.

4.3.  Definition of Rent.  All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, are sometimes referred to herein as the “Rent”).  The Rent shall be paid to Landlord, the Building manager or such other person, and at such place, as Landlord may from time to time designate in writing, without any prior notice or demand therefore and without deduction, offset or counterclaim, in lawful money of the United States of America.

5.   BUILDING OPERATING COSTS.

5.1.  Tenant’s Obligation.  During each calendar year during the Term, Tenant shall pay to Landlord, as additional rent and in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant’s Proportionate Share of increases in Building Operating Costs in the manner provided below.

5.2.  Definition.  The term “Building Operating Costs” means all costs and expenses paid or incurred by Landlord in the ownership, management, operation, repair, replacement and maintenance of the Building, including, without limitation, the following:

a)      Costs of electricity, water, gas, steam and other utilities and services furnished to or consumed within the Building, and all utility taxes thereon;

b)      Costs of all supplies and materials used by Landlord in connection with the Building;

c)      Premiums and other charges for insurance, including, without limitation, all risk, commercial general liability, property damage, worker’s compensation, employer’s liability, earthquake, flood and such other insurance in such forms of coverage and in such amounts as Landlord, in its sole discretion, shall elect to maintain with respect to the Building or shall be obligated to maintain with respect to the Building by any mortgagee or lender;

d)      Costs of, and all amounts payable under, service, maintenance and inspection contracts for janitorial, window-cleaning, garbage removal, extermination, elevator, escalator, plumbing, electrical and mechanical equipment, heating, ventilating and air-conditioning (“HVAC”) equipment, security protection, landscape maintenance and costs of purchasing or renting equipment, supplies, tools, materials and uniforms;

e)      Compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance or repair of the Building, and equipment, improvements and facilities located within the Building, including, without limitation, engineers, janitors, painters, floor waxers, window washers and security personnel (but excluding persons performing services not uniformly available to or performed for substantially all Building tenants);

f)      Costs of the operation and maintenance of a room, if any, for delivery and distribution of mail to tenants of the Building (including, without limitation, an amount equal to the fair market rental value of the mail room premises);

g)      Fees and costs of management of the Building, whether managed by Landlord, an affiliate of Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager’s office);

h)      Rental expenses for (or a depreciation allowance on) personal property used in the maintenance, operation or repair of the Building;

i)       License, permit and inspection fees; costs of complying with applicable statutes, ordinances, rules and regulations of governmental authorities, including, without limitation, repairs, maintenance, alterations, additions or improvements required in connection therewith; attorneys’, accountants’ and consultants’ fees;

j)       The costs of any capital improvements made to the Building by Landlord in order to reduce Building Operating Costs; made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; or made by Landlord in order to repair, replace or improve the Building or portions or components thereof.  The costs shall be amortized over such period, as shall reasonably be determined by Landlord, and the amortization expense shall include interest on the unamortized balance of the cost of such capital improvement at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements; and

k)      Other costs and expenses which are of a type generally reimbursed by Tenants of comparable office buildings in San Francisco, California.

l)       Notwithstanding anything in the Lease to the contrary, the following shall not be included within Operating Expenses;

i.    Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with marketing, leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building, or in connection with the maintenance or operation of the entity which constitutes Lessor, as distinguished from the cost of the operation of the Building.

ii.   The cost of any service sold to any tenant (including Lessee) or other occupant for which Lessor is entitled to be reimbursed as an additional charge or rental over and above the Basic Rent and escalations payable under the Lease with the tenant.

iii.  Any depreciation or amortization on the Building and any fixed assets therein.

iv.  Costs of a capital nature, other than those expressly set forth in Lease Section 5.2(j).

v.   Expenses in connection with services or other benefits of a type that are not provided to Lessee but which are provided to another tenant or occupant of the Building Costs incurred due to Lessor’s violation of any terms or conditions of this Lease or any other Lease relating to the Building.

vi.  Overhead profit increments paid to Lessor’s subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on the competitive basis.

vii. All interest, principal, loan fees, and other costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building).

viii. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor.

ix.  Cost of repairs and other work occasioned by fire, windstorm, or other casualty which are required to be covered by insurance.

x.   Any costs, fines, or penalties incurred due to violations by Lessor of-any Applicable Law, this Lease, any other lease in the Building or any other obligation due, or otherwise due to Lessor’s negligence or willful misconduct.

xi.  Management fees to the extent they exceed competitive management costs charged for similar office buildings in the area.

xii. Wages, salaries, or other compensation paid to any executive employees above the grade of building manager or otherwise, except as set forth in Section 5.2 (e) and 5.2 (g).

xiii. The cost of correcting any building code, Applicable Law or other violations which were violations prior to the Commencement Date or were required to be corrected prior to the Commencement Date.

xiv. The cost of testing for, containing, removing, or otherwise remediating any contamination (including the underlying land and ground water) by any Hazardous Materials (as defined below) or mold where such contamination existed as of the Commencement Date or was not caused by Lessee.

xv. The costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Building and any bad debt loss, rent loss or reserves of any kind.

xvi. Any costs resulting from the negligence or willful misconduct of Lessor or its officers, directors, representatives, invitees, licensees, agents, contractors or employees (each, a “Lessor Party” and collectively, the “Lessor Parties”).

xvii. Any of the following: political, charitable or other contributions, subscriptions or membership fees; late fees or penalties; reimbursed costs; costs for art; reserves of any kind; and any other expense which, under generally accepted accounting principles and practice, would not be considered a normal maintenance and operating expense.

Building Operating Costs shall not include Real Property Taxes which shall be governed by Article 6 below.

5.3.  Payment.  Tenant’s Proportionate Share of increases in Building Operating Costs shall be payable by Tenant to Landlord as follows:

a)      Beginning with the calendar year following the Base Year and for each calendar year thereafter (each, a “Comparison Year”), Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share of the amount by which the Building Operating Costs paid or incurred by Landlord in the Comparison Year exceeds the Building Operating Costs paid or incurred by Landlord for the Base Year.  This excess is referred to as the “Excess Operating Costs.” The Building Operating Costs for both the Base Year and each Comparison Year in which less than ninety-five percent (95%) of the Rentable Area of the Building has been occupied for the entire Computation Year shall be determined by adjusting the actual Building Operating Costs to equal Landlord’s reasonable estimate of what the Building Operating Costs would have been if ninety-five percent (95%) of the Rentable Area of the Building had been fully occupied for such entire Comparison Year.

b)      To provide for current payments of Excess Operating Costs, Tenant shall, at Landlord’s request, pay as additional rent during each Comparison Year an amount equal to Tenant’s Proportionate Share of the Excess Operating Costs payable during such Comparison Year, as estimated by Landlord from time to time.  During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practical, Landlord shall notify Tenant of the amount which Landlord reasonably estimates to be the monthly installments of Tenant’s Proportionate Share of Excess Operating Costs for any Comparison Year.  Tenant shall make such monthly installments commencing on the first day of each month during the ensuing calendar year.  If such notice is not given in December Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given.

c)      On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement setting forth the actual amount of Tenant’s Proportionate Share of Excess Operating Costs for the preceding Comparison Year.  If the actual amount of Tenant’s Proportionate Share of Excess Operating Costs for the preceding Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the statement.  If the total of the estimated monthly payments made by Tenant for such year exceeds the actual amount of Tenant’s Proportionate Share of Excess Operating Expenses for such Comparison Year, then Landlord shall credit against Tenant’s next ensuing monthly installments of Tenant’s Proportionate Share of Excess Operating Costs an amount equal to the difference until the credit is exhausted.  If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit.  In no event shall Landlord’s failure to provide Tenant with a timely statement of the amount due relieve Tenant of Tenant’s responsibility to reimburse Landlord for Operating Costs.  The obligations of Tenant and Landlord to make payments required under this Section 5 shall survive the Expiration Date.

d)      Tenant’s Proportionate Share of Excess Operating Costs in any Comparison Year having less than 365 days shall be appropriately prorated.

e)      Landlord shall, upon Tenant’s reasonable request, within the first three (3) months of each calendar year, or within 30 days after receipt of Landlord’s actual reconciliation statements, whichever comes first, make available to Tenant or any Accountants (hereinafter defined) at the office of Landlord, Landlord’s books and records as shall be necessary for Tenant to verify, at Tenant’s cost and expense, actual Operating Expenses and actual Property Taxes for (i) any of the then most recent three (3) calendar years of the Term or (ii) once during the Term, the Base Expense Year and the Base Tax Year; provided that, if any Audit (hereinafter defined) shows that the aggregate amount of Operating Expenses or Property Taxes paid by Tenant in the applicable period was overstated by Landlord pursuant to the reports described above by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs and expenses incurred by Tenant in connection with such Audit.  Tenant may retain an independent, certified public accounting firm reasonably acceptable to Landlord (the “Accountants”) on an hourly rate basis, to inspect such books and records of Landlord (an “Audit”).  Tenant shall (and it shall cause its employees, agents and consultants and the Accountants to) keep the results of any such Audit strictly confidential.  If such Audit shows that the amount of Operating Expenses and Property Taxes paid by Tenant to Landlord exceeds the amount to which Landlord is entitled hereunder, Landlord shall, at Tenant’s option, either credit the amount of such excess toward the next monthly installment(s) of Basic Rental due hereunder or pay Tenant the net overpayment within thirty (30) days.  If such Audit shows that the amount paid by Tenant to Landlord was less than the amount owing, Tenant shall pay such shortfall within thirty (30) days after demand therefor by Landlord.

6.   REAL PROPERTY TAXES.

6.1.  Tenant’s Obligation.  During each calendar year during the Term, Tenant shall pay to Landlord, as additional rent and in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant’s Proportionate Share of increases in Real Property Taxes in the manner provided below.

6.2.  Definition.  The term “Real Property Taxes” means all taxes, assessments, water and sewer charges and other similar governmental charges (including costs and expenses of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied on or attributable to the Building or its operation, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service payments in lieu of taxes; environmental surcharges; excise taxes; gross receipts taxes; gross income taxes; rent taxes; sales and/or use taxes; employee taxes; water and sewer taxes and charges; any tax, fee or excise on the act of entering into this Lease, on the use or occupancy of the Building or any part thereof, or upon or measured by the rent payable under any lease or in connection with the business of renting space in the Building; and all other governmental impositions of any kind or nature whatsoever, regardless of whether or not customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, the City and County of San Francisco or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, levied or assessed as a substitute for, or as an addition to (in whole or in part), any other such taxes.  Notwithstanding the foregoing, “Real Property Taxes” shall not include any net income, franchise, capital stock, estate or inheritance taxes.  Landlord represents that the Building does not have a 2011 Prop 8 Real Property Tax reduction.

6.3.  Payment.  Tenant’s Proportionate Share of increases in Real Property Taxes shall be payable by Tenant to Landlord as follows:

a)      Beginning with the year following the Base Year and for each calendar year thereafter (each, a “Comparison Year”), Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Share of the amount by which the Real Property Taxes paid or incurred by Landlord in the Comparison Year exceeds the Real Property Taxes paid or incurred by Landlord for the Base Year.  This excess is referred to as the “Excess Taxes.”

b)      To provide for current payments of Excess Taxes, Tenant shall, at Landlord’s request, pay as additional rent during each Comparison Year an amount equal to Tenant’s Proportionate Share of the Excess Taxes payable during such Comparison Year, as estimated by Landlord from time to time.  During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practical, Landlord shall notify Tenant of the amount which Landlord reasonably estimates to be the monthly installments of Tenant’s Proportionate Share of Excess Taxes for any Comparison Year.  Tenant shall make such monthly installments commencing on the first day of each month during the ensuing calendar year.  If such notice is not given in December Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given.

c)      On or before April 1 of each Comparison Year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement setting forth the actual amount of Tenant’s Proportionate Share of Excess Taxes for the preceding Comparison Year.  In no event shall Landlord’s failure to provide Tenant with a timely statement of the amount due relieve Tenant of Tenant’s responsibility to reimburse Landlord for Taxes due.  If the actual amount of Tenant’s Proportionate Share of Excess Taxes for the preceding Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency with ten (10) days of the receipt of the statement.  If the total of the estimated monthly payments made by Tenant for such year exceeds the actual amount of Tenant’s Proportionate Share of Excess Taxes for such Comparison Year, then Landlord shall credit against Tenant’s next ensuing monthly installments of Tenant’s Proportionate Share of Excess Taxes an amount equal to the difference until the credit is exhausted.  If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit.  The obligations of Tenant and Landlord to make payments required under this Section 6 shall survive the Expiration Date.

d)      Tenant’s Proportionate Share of Excess Taxes in any Comparison year having less than 365 days shall be appropriately prorated.

6.4.  Taxes Payable by Tenant.  In addition to the Rent and any other amounts to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, levies, assessments, surcharges, fees and other charges payable by Landlord which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes, levies, assessments, surcharges, fees and other charges are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder such as the San Francisco Business Tax or any similar tax; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.  If it shall be unlawful for Tenant to reimburse Landlord for any additional taxes as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.   LATE CHARGES AND INTEREST.

Tenant acknowledges that the late payment of any Base Rent or other amount which Tenant is obligated to pay under this Lease will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which are extremely difficult to ascertain.  Therefore, if any such installment or other amount is not received by Landlord when due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such installment or other amount.  Landlord shall waive such late charge one (1) time in any twelve (12) month period provided Tenant is not more than five (5) days late.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such late payment by Tenant.  In addition, if Tenant fails to pay when due any Rent or other amount which Tenant is obligated to pay under the terms of this Lease and such failure shall continue for ten (10) days, the unpaid amount shall bear interest at the Interest Rate from the date on which such payment was due until the date on which Landlord receives such payment.  Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to such late payment by Tenant or prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

8.   SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit with Landlord as the Security Deposit the amount set forth in Article 1 above as security for Tenant’s faithful performance of its obligations under this Lease.  Landlord may commingle the Security Deposit with funds of Landlord, and Landlord shall have no obligation or liability to pay interest on the Security Deposit.  Tenant shall not pledge, assign, transfer or encumber the Security Deposit and any attempt by Tenant to do so shall be void, without force or effect, and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the other terms hereof, Landlord may apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach, and Landlord may so apply or use the Security Deposit without prejudice to any other remedy Landlord may have by reason of Tenant’s default or breach.  If Landlord so applies or uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefore, restore the Security Deposit to the full amount originally deposited.  Tenant’s failure to do so shall constitute a default hereunder, and Landlord shall have the right to exercise any remedy provided for in this Lease.  If Tenant shall not be in default under this Lease, Landlord shall return the Security Deposit, or any balance thereof not applied or used in accordance with the provisions of this Lease, to Tenant within thirty (30) days following the later of the expiration of the Term or the date on which Tenant surrenders the Premises to Landlord in the condition required under this Lease.  If Landlord transfers its interest in the Premises, Landlord may deliver the Security Deposit to the transferee of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

9.   TENANT’S USE OF THE PREMISES.

9.1.  Use.  Tenant shall use the Premises solely for the purposes set forth as Tenant’s Use in Article 1 above.  Tenant, at its sole cost and expense, shall obtain any and all licenses, permits, authorizations and approvals of governmental authorities required in order to enable Tenant lawfully to conduct its business in the Premises.  Nothing contained in this Lease shall grant to Tenant the exclusive right to conduct within the Building or the Premises the business to be conducted by Tenant in the Premises, or otherwise limit the right of Landlord to lease space within the Building to such tenants and for such purposes as Landlord, in its sole discretion, shall deem appropriate.  Tenant shall conduct Tenant’s business on the Premises in a lawful manner, reasonably and in good faith, and shall not do any act tending to injure the reputation of the Building as determined by Landlord.  Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building and/or the property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Service Office or any other organization performing a similar function.  Tenant shall promptly upon demand reimburse Landlord for any additional premiums charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Article.

9.2.  Nuisance or Waste.  Tenant shall not do or permit to be done in or about the Premises anything which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, and Tenant not cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.  Tenant shall not use or operate any equipment, machinery or apparatus within the Premises which will (a) injure, vibrate or shake the Premises or the Building, (b) overload existing electrical systems or other utilities or equipment servicing the Premises or the Building, or (c)

impair the efficient operation of the sprinkler system (if any) or the HVAC equipment (if any) within or servicing the Premises or the Building.  All noises or odors generated by Tenant’s use of the Premises shall be muffled or contained in such manner that they do not interfere with the use or occupancy of other tenants or occupants of the Building.

9.3.  Compliance with Law.  Tenant shall not use or occupy the Premises or permit anything to be done in, on or about the Premises which will in any way conflict with (a) any statute, ordinance, rule or regulation of governmental authorities now in force or which may hereafter be enacted or promulgated, (b) any covenant, condition or restriction affecting the Building or (c) the certificate of occupancy issued for the Premises or any other portion of the Building, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy.  Tenant, at Tenant’s own cost and expense, shall comply with all statutes, ordinances, regulations, rules and/or any directions of any governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act, Title 24 or any other handicap accessibility laws, which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, or by reason of any alteration, addition or improvement made by Tenant in the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupancy, or with respect to any other portion of the Building.  A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant.

9.4.  Hazardous Materials.  Without limiting the generality of the provisions of this Article 9, Tenant, at its sole cost and expense, shall comply with all statutes, ordinances, rules and regulations of governmental authorities relating to the storage, use, transportation, release and/or disposal of radioactive materials, hazardous waste, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances” , “hazardous waste”, “hazardous materials” or “toxic substances” under applicable federal, state and local environmental statutes, ordinances, rules or regulations (collectively, “Hazardous Materials”).  Tenant shall not store, use, transport, release or dispose of any Hazardous Materials in, on, from or about the Premises without the prior written consent of Landlord.  Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and its officers, directors, shareholders, partners, members, agents, employees, contractors, invitees, representatives, successors and assigns harmless from and against any and all losses, costs, claims, damages, liabilities and causes of action, including attorneys’ fees, arising out of or in connection with the storage, use, transportation, release or disposal of Hazardous Materials by Tenant, its employees, agents, contractors or invitees, including any claims for the clean-up or remediation of any Hazardous Materials.  Tenant shall give to Landlord written notice of any communication received by Tenant from any governmental authority or other party alleging the existing of Hazardous Materials in, on, under or about the Premises or the Building, or any alleged violation of environmental laws with respect to the Premises or the Building.  Without limiting any other provision of this Lease, Tenant shall provide Landlord with access to the Premises during all reasonable times in order to enable Landlord to conduct any inspection, monitoring, remediation, removal or repair relating to the presence or alleged presence of Hazardous Materials in, on under or about the Premises or the Building.  Notwithstanding the above, Tenant’s obligation to comply with environmental laws does not apply to any pre-existing contamination, including remediation of any existing asbestos.  And Landlord will defend and indemnify Tenant against any claims related to pre-existing contamination and contamination caused by any Landlord-related party.

10. SERVICES AND UTILITIES.

10.1.          General.  Provided that Tenant is not in default hereunder, Landlord shall

a)      Operate or cause the operation of the HVAC system (if any) serving the Premises on generally recognized business days and during hours determined by Landlord in its sole discretion, subject to the Building rules and regulations, as required in Landlord’s judgment for the comfortable use and occupancy of the Premises, or as may be permitted or controlled by applicable statutes, ordinances, rules and regulations of governmental authorities.  If Tenant desires HVAC service at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable written notice from Tenant, and Tenant shall pay on demand the charges established by Landlord therefore from time to time (including any administrative fee imposed by Landlord).  Tenant agrees to cooperate fully with Landlord at all times and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system, and Landlord shall not be responsible for the failure of the HVAC system to perform its function due to Tenant’s failure to abide by such regulations and requirements.  If Tenant uses heat-generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord shall have the right to install supplementary air-conditioning units in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord;

b)      Make customary arrangements with public utilities and/or governmental authorities to furnish electric current to the Premises in amount sufficient for normal lighting by overhead florescent fixtures and for normal desktop office equipment and copying equipment.  Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing equipment, special communications equipment, special lighting or any other electrical equipment, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord.  Tenant shall not connect any apparatus or device with electric current except through existing electrical outlets in the Premises.  Landlord shall have no obligation to install dedicated circuits or other special circuitry or wiring.  Tenant shall advise Landlord prior to execution of this Lease and thereafter within five (5) days after written request therefore from Landlord of the nature and quantity of all lights, equipment and machines using electricity in the Premises.  If Landlord determines that Tenant is using excessive electricity, Landlord shall have the right to install an electric current meter in or with respect to the Premises in order to measure the amount of electricity consumed on the Premises.  The cost of any such meter, any conduits, wiring, panels and other equipment required in connection with such meter, and the installation, maintenance and repair thereof, shall be paid by Tenant to Landlord promptly upon demand, together with the cost of any excessive electricity consumed by Tenant.  If Landlord shall not install a separate meter, the excessive electricity shall be determined by Landlord or, at Landlord’s option, established by an estimate by a utility company or an electrical engineer retained by Landlord at Tenant’s expense;

c)      Provide access to water in the restrooms on each floor for drinking and lavatory purposes only; if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes, or in excess Of the amount thereof usually furnished or supplied for the use of premises as general office space, as determined by Landlord, Landlord shall have the right to install a separate water meter in or with respect to the Premises in order to measure the amount of water consumed by Tenant.  The cost of any such meter, and the installation, maintenance, and repair thereof, shall be paid by Tenant to Landlord promptly upon demand, together with the cost of any excessive water consumed by Tenant.  If Landlord shall not install a separate meter, the excessive water shall be determined by Landlord or, at Landlord’s option, established by an estimate by a utility company or a consultant retained by Landlord at Tenant’s expense;

d)      Maintain and keep lighted the common stairs, common entries and restrooms in the Common Areas of the Building;

e)      Furnish elevator service, lighting replacement for building standard lights, restroom supplies, window washing and janitorial service to the extent and in such manner as such services are customarily furnished to comparable office buildings in San Francisco, California.

f)      General hours of operation for the Building are 7:00 AM — 6:00 PM, Monday through Friday, holidays excepted.  The current charge for after-hours HVAC (subject to change throughout the lease term) is estimated at $200 per hour).

10.2.          Supplementary Services.  Tenant shall pay to Landlord upon demand, at the charges established by Landlord from time to time, the cost of all supplementary services provided by Landlord to Tenant at Tenant’s request, which services are in addition to those which Landlord is obligated to provide under this Lease, together with an administrative fee payable to Landlord in the amount established by Landlord from time to time.  Such supplementary services shall include, without limitation, maintenance, repair, janitorial, cleaning and other services provided during hours other than ordinary business hours and/or in amounts reasonably considered by Landlord to be in excess of the normal and customary usage thereof for the use of the Premises authorized by this Lease.

10.3.          Interruption of Services.  Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services; or (b) the failure to furnish or delay in furnishing any such services, where such failure is caused by any act of God or the elements; a shortage or unavailability of necessary materials, supplies or labor; a shortage or interruption in transportation facilities; riots; civil disturbances; insurrection; war; court order; public enemy; accidents; breakage; strikes, lockouts or other labor disputes; the making of repairs, replacements, alterations, additions or improvements to the Premises or the Building; the inability to obtain an adequate supply of fuel, gas, steam, water, electricity or other utilities or services; or any other condition beyond Landlord’s reasonable control, and Tenant shall not be entitled to any damages resulting from such failure or to any diminution or abatement in any Rent or other amounts payable by Tenant hereunder.  In no event shall such failure be construed as a constructive or other eviction of Tenant.  If any governmental authority promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Building or any part thereof related to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided under this Lease, Landlord may, in its sole discretion, comply with such mandatory controls or guidelines.  If at any time, the owners of a significant number of buildings in San Francisco, California comparable to the Building have elected to comply voluntarily with any request or guideline of any applicable governmental authority, Landlord may also comply with such request or guideline.  Such compliance shall in no event entitle Tenant to any damages, or any diminution or abatement in any Rent or other amounts payable by Tenant under this Lease, or constitute or be construed as a constructive or other eviction of Tenant.  Tenant shall comply with all rules, regulations and requirements of applicable governmental authorities or utility companies concerning the use of utility services, including any rationing, limitation or other control on the quantity of utilities used or consumed.

11. CONDITION OF THE PREMISES.

Tenant acknowledges that Tenant is fully informed independently of Landlord as to the character, construction and structure of the Building and the Premises.  Tenant’s taking possession of the Premises (whether before or after the Scheduled Commencement Date) shall constitute Tenant’s acceptance of the Premises and acknowledgment that any Tenant Improvements were constructed in accordance with the provisions of this Lease and that the Premises are in good order and satisfactory condition.  Tenant shall accept the Premises subject to all applicable statutes, ordinances, rules and regulations of governmental authorities governing and regulating the use or occupancy of the Premises, including, without limitation, all applicable zoning, planning, environmental and land use statutes, ordinances, rules and regulations.  Tenant acknowledges that neither Landlord nor Landlord’s employees, agents or contractors have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business or the consistency of Tenant’s proposed use of the Premises with any applicable zoning, planning, environmental or land use statutes, ordinances, rules or regulations.  No promise of Landlord to alter, remodel, repair or improve the Premises or the Building, and no representation or warranty, express or implied, with respect to any matter or thing relating to the Premises, the Building or this Lease (including, without limitation, the condition of the Premises or the Building) has been made to Tenant by Landlord or its agents, employees or contractors other than as may be contained herein.

12. REPAIRS AND MAINTENANCE.

12.1.          Landlord’s Obligation.  Subject to the provisions of Section 12.2, Landlord shall repair and maintain in good order, condition and repair (i) the structural portions of the Building, (ii) the mechanical, plumbing and electrical equipment servicing the Building, and (iii) the Common Areas, in reasonably good order and condition, except for damage occasioned by the negligence of intentional acts of Tenant, which damage shall be repaired at Tenant’s expense.

12.2.          Tenant’s Obligation.

a)      Except as provided in Section 12.1 above, Tenant at Tenant’s sole cost and expense, shall maintain and repair the Premises, keeping the same in good order, condition and repair, at all times during the Term and, upon expiration of the Term, surrender the same to Landlord in as good a condition as when leased, reasonable wear and tear, damage by fire, other insured casualty or the elements not caused by Tenant, its agents, employees, invitees, and licensees excepted.  Tenant’s obligations shall include, without limitation, (i) the obligation to maintain and when necessary repair the Premises interior surfaces of the ceilings, fixtures, walls, floors, doors, door locks, door-frames, entrances, windows, window frames, and plate glass, (ii) the obligation to maintain and repair the Premises from damage which results from or is caused by Tenant, its agents, employees, invitees and licensees.  This includes the Premises portion of any utility outlets, any electrical, plumbing, sewer and other utility lines, equipment and systems, the HVAC system, whether installed or furnished by Landlord or Tenant, located in or serving the Premises; and all special items and equipment installed by or at the expense of Tenant.  Notwithstanding the above, and excluding any damage caused by Tenant, its employees or invitee, Landlord will maintain and repair the Building HVAC, and other systems, serving the entire building as part of the general building maintenance costs of which Tenant has a prorate responsibility for increases each year

b)      Tenant shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant’s use or occupancy of the Premises, (ii) the installation, removal, use or operation of any Alterations (as defined below) or any of Tenant’s equipment, machinery, trade fixtures, furniture or other personal property in the Premises, (iii) the moving of Tenant’s equipment, machinery, trade fixtures, furniture or other personal property into or out of the Building, or (iv) the negligent or willful act or omission of Tenant, its agents, contractors, employees or invitees.

c)      If Tenant fails to repair and maintain the Premises in good order, condition and repair, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform the work or repair and maintenance.  Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Interest Rate from the date of such work.  Landlord shall have no liability to Tenant for any damage; inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

12.3.          Compliance with Law.  Landlord and Tenant shall each do all acts required to comply with all applicable statutes, ordinances, rules and regulations of any governmental authority relating to the performance of their respective repair and maintenance obligations as set forth herein.

12.4.          Waiver by Tenant.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair, including, without limitation, Sections 1932, 1941 and 1942 of the California Civil Code or any other, similar statute, ordinance, rule or regulation now or hereafter in effect.

12.5.          Load and Equipment Limits.  Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord’s structural engineer.  The cost of any such determination made by Landlord’s structural engineer shall be paid for by Tenant upon demand.  Tenant shall not install machines or equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenant or occupant.

12.6.          Landlord Not Liable.  Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, and Tenant’s obligations under this Lease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of Building or the Premises.  Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises to the extent reasonably possible.  In no event shall Landlord be liable to Tenant for any consequential damages regardless of the cause of such damages.

12.7.          Notice of Condition.  Tenant shall give Landlord prompt notice of any damage to or defective condition in the Building’s mechanical, electric, plumbing, HVAC or other systems serving or located in the Premises.

13. ALTERATIONS

13.1.          General.  Tenant shall not make any additions, alterations or improvements to the Premises (collectively, “Alterations”), including, without limitation, those required by Tenant in order to prepare the Premises for Tenant’s occupancy or to enable Tenant to conduct its business therein, without obtaining the prior written consent of Landlord.

Subject to the terms, conditions and requirements below, Landlord will review and approve, or provide required revisions to, any improvement plans proposed by Tenant within five (5) business days following receipt and Landlords’ consent to those plans will not be unreasonably withheld.  In no event shall Tenant make any Alterations to the Premises which affect the structural integrity of the Building or the functioning of any Building systems, or which reduce the value of the Premises or the Building.  In the event that Tenant shall desire to make any Alterations, Tenant shall submit to Landlord such information as Landlord may require prior to the commencement of construction or installation of such Alterations, including, without limitation, plans and specifications for the Alterations and the identity and qualifications of Tenant’s proposed contractor.  The plans and specifications for the Alterations, Tenant’s proposed contractor and the time for performance of the Alterations shall be subject to Landlord’s prior written approval.  Tenant shall reimburse Landlord for Landlord’s costs of considering Tenant’s requests for approval of any such Alterations, including any cost or expense which Landlord may incur in electing to have architects and engineers review plans and specifications, and the administration by Landlord or its agent of the construction or installation of the Alteration.  Subsequent to obtaining Landlord’s consent and prior to commencement of construction or installation of the Alterations, Tenant shall deliver to Landlord copies of the building permit and executed construction contract covering the Alterations.  Landlord’s consent may be conditioned upon Tenant’s removing any such Alterations upon the expiration or earlier termination of this Lease and restoring the Premises to the same condition as on the Commencement Date.  All work with respect to any Alterations shall be done in a good and workmanlike manner by the contractor approved by Landlord, shall comply with all applicable statutes, ordinances, rules and regulations of governmental authorities having jurisdiction thereof, and shall be diligently prosecuted to completion.  Notwithstanding the above, Tenant shall not be responsible for any ADA-triggered path of travel requirements outside of the Premises.

13.2.          Construction Indemnity.  Tenant shall pay the costs of any work done on the Premises pursuant to Section 13.1, and shall keep the Premises and Building free and clear of liens of any kind.  Tenant shall indemnify, defend, hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorneys’ fees) arising out of or in any way connected with Tenant’s performance of any work of construction, alteration, addition, improvement, repair or maintenance in the Premises, or claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with the performance of any work done for the account of Tenant in the Premises or the Building, whether or not Tenant obtained Landlord’s permission to have such work done, labor performed or materials or supplies furnished.

13.3.          Notices.  At least twenty (20) days prior to the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord written notice of the intended commencement date to enable Landlord to post and/or record notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord’s interest in the Premises or the: Building, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

13.4.          Bonds.  Landlord, at Landlord’s option, shall have the right to require that Tenant provide to Landlord, at Tenant’s expense, payment and/or performance bonds in an amount equal to at least one and one-half (1-1/2) times the total estimated costs of any Alterations to be made in or to the Premises to protect Landlord against any liability for mechanic’s and materialmen’s liens and to insure timely completion of the work.  Nothing contained in this Section 13.4 shall relieve Tenant of its obligation under Section 13.2 to keep the Premises and the Building free of all liens.

13.5.          Removal.  Unless their removal is required by Landlord as provided in Section 13.1, all Alterations shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term or earlier termination of this Lease; provided, however, that Tenant’s equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed by Tenant; provided, however, that if Tenant shall remove any such equipment, machinery or trade fixtures, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, and shall return the Premises and/or the Building to their condition prior to the installation of any such equipment, machinery or trade fixtures.

13.6.          Common Area Provisions.  Tenant shall not use any portion of the Common Areas or any other portion of Building other than the Premises in connection with the making of any Alterations without Landlord’s prior written consent.  If any Alterations that Tenant shall construct result in Tenant or Landlord being required to make any alterations, additions or improvements to the Premises, or in Landlord being required to make any alterations, additions or improvements to any other portions of the Building, in any case in order to comply with applicable statutes, ordinances, rules or regulations of governmental authorities, including, without limitation, the Americans with Disabilities Act, Title 24 or any regulations promulgated thereunder, or any similar state or local statutes, ordinances, rules or regulations, then Tenant shall be obligated to make all such alterations, additions or improvements, or, at Landlord’s option, Tenant shall reimburse Landlord upon demand for all cost and expense incurred by Landlord making such alterations, additions or improvements.

14. RULES AND REGULATIONS.

Tenant shall comply with (and shall cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “B” and with such modifications thereof and additions thereto as Landlord may from time to time make.  Landlord shall not be responsible for any violation of such rules and regulations by other tenants or occupants of the Building.  In the event of any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail and be controlling.

15. ENTRY BY LANDLORD.

Landlord shall have the right to enter the Premises at reasonable hours and after reasonable notice, except in the event of an emergency in which event no notice shall be required, to:

(a) inspect the Premises; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) provide janitorial service and any other service to be provided by Landlord to Tenant hereunder; (e) post notices of non-responsibility; and (1) make repairs required of Landlord under the terms hereof or make repairs to any adjoining space or utility services (including checking, adjusting, calibrating or balancing the HVAC system) or make repairs, alterations or improvements to any other portion of the Building.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, provided that Landlord takes reasonable steps to minimize the interference with Tenant’s use and enjoyment of the Premises.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (including Tenant’s vaults, safes and similar areas agreed upon in writing by Tenant and Landlord).  Landlord shall have the right to use any and all means which Landlord may deem appropriate to open such doors in an emergency in order to obtain entry to the Premises, and no entry to the Premises obtained by Landlord by any of such means shall under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof

16. ASSIGNMENT AND SUBLEASE.

16.1.          General.  Tenant shall not, voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord: (a) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer Tenant’s leasehold interest under this Lease; (b) permit the Premises or any part thereof to be used or occupied by anyone other than Tenant (whether as concessionaire, franchisee, licensee or otherwise); or (c) sublease or offer or market for sublease the Premises or any part thereof.  Subject to the provisions of this Article 16, Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease.  Any of the foregoing acts done without Landlord’s consent shall be void and shall, at the option of Landlord, terminate this Lease.  If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of twenty-five percent (25%) or more of the capital stock in Tenant, shall be deemed an assignment of this Lease by Tenant for which Landlord’s written consent to assignment is required.  If Tenant is a partnership or limited liability company, a withdrawal or change, voluntarily, involuntarily or by operation of law, of any general partner or any manager or managing member, as applicable, or any partner or partners or member or members, as applicable, owning a total of twenty-five percent (25%) or more of the partnership interest of such partnership or membership interest of such limited liability company, as applicable, or the dissolution of the partnership or limited liability company, shall be deemed an assignment of this Lease by Tenant for which Landlord’s written consent is required.

Notwithstanding any provisions of this Article 16 to the contrary, Tenant shall have the right to assign this Lease or sublease the Premises or any portion thereof, without Landlord’s consent and without allowing Landlord to exercise the rights set forth in Section 16.2 (a), (b) or (c) below, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant’s business as a going concern.

16.2.          Notice and Procedure.  If at any time or from time to time during the Term, Tenant desires to assign this Lease or sublease all or any part of the Premises, at least thirty (30) days prior to the date on which Tenant desires the assignment or sublease to be effective (“Transfer Date”), Tenant shall give written notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant and the space proposed to be assigned or subleased (“Subject Space”).  Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant, and such additional information concerning the proposed assignment or sublease, as Landlord may reasonably request, and Tenant’s notice shall not be deemed to have been given until Landlord receives such information.  Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s notice (a) in the case of an assignment or sublease, to terminate this Lease as to the Subject Space as of the Transfer Date, (b) in the case of a sublease, to sublease the Subject Space from Tenant on the terms and provisions set forth in Tenant’s notice, or (c) consent or decline to consent to the proposed assignment or sublease in accordance with the provisions of this Article 16.

16.3.          Landlord’s Consent.  Landlord shall be entitled to consider any reasonable factor in determining whether or not to consent to a proposed assignment or sublease.  Without limiting any other circumstances in which it may be reasonable for Landlord to withhold its consent to a proposed assignment or sublease, Tenant acknowledges and agrees that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease under any of the following circumstances:

a)      The financial condition of the proposed assignee or subtenant shall not be equal to or greater than Tenant’s financial condition as of the date hereof or shall not satisfy Landlord’s then-current credit standards for tenants of the Building, or the proposed assignee or subtenant shall not otherwise have the financial capacity to perform all obligations under this Lease to be performed by Tenant;

b)      The proposed use of the Premises by the proposed assignee or subtenant shall (i) not comply with the provisions of Article 9 hereof, (ii) not be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) increase the likelihood of damage or destruction to the Premises or Building, (iv) increase the density of occupancy of the Premises, (v) be likely to cause an increase in insurance premiums for insurance policies carried by Landlord with respect to the Building, or (vi) otherwise adversely impact the Premises, the Building or Landlord’s interest therein; or

c)      Any mortgagee or beneficiary under a deed of trust whose consent to the assignment or sublease is required shall not consent thereto.

d)      If the subletting is of less than the entire Premises.

16.4.          Conditions.  If Landlord consents to an assignment or sublease in writing, Tenant shall be entitled to assign or sublease the Subject Space to the proposed assignee or subtenant, subject to the following conditions:

a)      As of the effective date of such assignment or sublease, Tenant shall not be in default under this Lease;

b)      The assignment or sublease shall be on the same terms set forth in Tenant’s notice given to Landlord;

c)      No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any portion thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

d)      No assignee or subtenant shall have a further right to assign or sublease;

e)      Any proposed sublease would not result in more than two subleases of portions of the Premises being in effect during the term;

f)      Any assignee shall have assumed in writing the obligations of Tenant under this Lease;

g)      Any subtenant shall have agreed in writing to comply with all applicable terms and provisions of this Lease; and

h)      Fifty Percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or sublease, however denominated under the assignment or sublease, which exceed, in the aggregate, Base Rent which Tenant is obligated to pay Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be paid to the Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.  At Landlord’s request Tenant shall deliver to Landlord such evidence of the sums or other economic consideration received by Tenant as a result of the assignment or sublease as Landlord shall require from time to time.

16.5.          Continuing Liability.  Regardless of Landlord’s consent, no sublease or assignment shall release Tenant from any of Tenant’s obligations under this Lease, or alter, impair or diminish the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof.  Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease.  In the event of a default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.  Landlord may consent to subsequent assignments of the Lease or subleases or amendments or modifications of the Lease with assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.  If Tenant assigns the Lease or subleases the Premises or requests the consent of Landlord to any assignment or sublease, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred Dollars ($500) plus any attorneys’ fees incurred by Landlord in connection with such act or request.

17. HOLDING OVER.

If after expiration of the Term or earlier termination of this Lease, Tenant remains in possession of the Premises with Landlord’s express permission.  Tenant shall become a tenant from month-to-month only, upon all the provisions of this Lease (except as to term and Base Rent), including the obligation to pay Tenant’s Proportionate Share of Excess Operating Costs and Tenant’ Proportionate Share of Excess Taxes, but the Rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the Rent payable by Tenant at the expiration of the Term or earlier termination of this Lease.  Such monthly Rent shall be payable in advance on or before the first day of each month.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and liabilities (including attorneys’ fees) resulting from Tenant’s failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

18. SURRENDER OF PREMISES.

At the expiration of the Term or upon earlier termination of this Lease, Tenant shall peaceably surrender possession the Premises to Landlord in broom-clean condition and in as good condition as when Tenant took possession, except for reasonable wear and tear.  Tenant shall have the right to remove from the Premises any of Tenant’s machinery, equipment, trade fixtures or furnishings which may be removed without causing damage to the Premises, and Tenant shall remove any Alterations and any other alterations, additions, improvements, machinery, equipment, trade fixtures or furnishings-which Landlord shall direct to be removed in accordance with the provisions of this Lase.  Tenant shall promptly repair any damage to the Premises or the Building caused by any such removal.  Any personal property of Tenant not removed from the Premises shall be deemed to have been abandoned by Tenant and, at Landlord’s option, shall thereupon become the property of Landlord.  If Landlord elects to remove all or any part of Tenant’s personal property, the cost of removal, including the cost of repairing any damage to the Premises or the Building caused by such removal, and the cost of any storage shall be paid by Tenant.  At the expiration of the Term or upon any earlier termination of this Lease, Tenant shall surrender all keys to the Premises to the Landlord.  No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term.  Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

19. DESTRUCTION OR DAMAGE.

19.1.          Insured Casualty.  If the Premises or the portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, and Landlord shall have received insurance proceeds sufficient to fully repair and restore the Premises and Building, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord’s opinion, be completed within ninety (90) days after commencement of work.  If Landlord determines that repairs can be completed within ninety (90) days after commencement of work, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs, but only to the extent of the rental loss insurance proceeds received by Landlord by reason of such damage.  If, in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed within ninety (90) days after commencement of work, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of damage, to (a) repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be abated as provided above, or (b) terminate this Lease.

19.2.          Uninsured Casualty.  If the Premises or the portion of the Building necessary for Tenant’s occupancy are damage by ‘fire, earthquake; act of God, the elements or other casualty, and Landlord shall not have received insurance proceeds sufficient to fully repair and restore the Premises and Building, Landlord shall have the right to (a) repair the damage as soon as reasonably possible at Landlord’s expense (unless the damage or destruction was caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, in which event Tenant shall pay all costs of repair), in which case this Lease shall continue in full force and effect, or (b) terminate this Lease, in which event Landlord shall give written notice to Tenant within thirty (30) days following the event of damage of Landlord’s election to terminate this Lease as of the date of the event of damage, and if the damage was caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, Tenant shall be liable therefore to Landlord.

19.3.          Building.  If any other portion of the Building is damaged, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such damage (but shall not be obligated), to repair such damage, in which event this Lease shall continue in full force and effect.  If Landlord shall not elect to make such repairs, Landlord shall have the right to terminate this Lease as of the date of expiration of such thirty (30) day period.

19.4.          Liability for Tenant’s Property.  In no event shall Landlord have any liability for, and in no event shall Landlord be required to repair or restore, any damage to or destruction of any Alterations or any machinery, equipment, trade fixtures, furniture or other property installed by or at the expense of Tenant or otherwise located in the

Premises.  If Landlord shall not elect to terminate this Lease pursuant to this Article, Tenant shall promptly repair or restore all such property to the condition existing immediately prior to the event of damage.  Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises or Building as a result of any damage from fire or other casualty.

19.5.          Waiver of Remedies.  Landlord and Tenant acknowledge and agree that the rights and obligations of the parties in the event of the damage or destruction of the Premises shall be as set forth in this Article.  Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises or the Building, except as expressly provided by this Lease, including, without limitation, any rights pursuant to the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended, or any other similar provisions of law.

20. EMINENT DOMAIN.

20.1.          Taking.  If the entire Building or Premises is taken by condemnation or in any other lawful manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.  If less than the entire Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within thirty (30) days after the date of such taking.  If either Landlord or Tenant elects to terminate this Lease, the Lease shall terminate thirty (30) days after such notice.  The Rent shall be prorated to the date of termination.  If this Lease shall not be terminated upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Building.

20.2.          Temporary Taking.  If the Premises shall be temporarily condemned or taken for governmental occupancy for a period of more than one year, this Lease shall terminate as of the date of taking, and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith.  If the Premises shall be temporarily taken for a period of one year or less, this Lease shall remain in full force and effect, but any condemnation award as a result of such taking shall be payable to Tenant.

20.3.          Condemnation Award.  In the event of any taking, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority.  Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s personal property.  In no event shall Tenant be entitled to receive any award for any “bonus value” of this Lease or otherwise attributable to the value of Tenant’s interest under this Lease or in or to the Premises.  Each party hereby waives the provisions of California Code of Civil Procedure Sections 1265.120 and 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

20.4.          Restoration.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of the portion of the condemnation award expressly made to Landlord for the purpose of making such restoration to the Premises.  Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any Alterations or any of Tenant’s machinery, equipment, trade fixtures, furniture or other personal property of Tenant.

21. INDEMNIFICATION; WAIVER.

21.1.          Tenant’s Indemnity.  Tenant shall indemnify, defend and hold Landlord and Landlord’s employees, agents or contractors harmless against and from losses, costs, claims, damages, liabilities or causes of action (including attorneys’ fees) arising out of or in any way connected with: (a) Tenant’s use or occupancy of the Premises or the conduct of Tenant’s business thereon, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (b) any breach or default by Tenant in any of Tenant’s obligations under this Lease; (c) any negligent or willful act or omission of Tenant, its agents, employees, invitees or contractors; or (d) any damage to any property or injury, illness or death of any person occurring in, on or about the Premises, or any part thereof, arising at any time and from any cause whatsoever.  As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause whatsoever.

21.2.          Waiver.  Neither Landlord or Landlord’s agents, employees or contractors shall be liable for, and Tenant hereby waives all claims against Landlord and such other parties with respect to, any injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or customers, or any other person in or about the Premises, caused by or resulting from any cause whatsoever, including, without limitation, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises; the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures; the interruption of any public utility or service; acts of the God or the elements, acts of public enemy, riot, strike, insurrection, war, court order or order of governmental authority; or explosion, fire or theft, in any case, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources.  Neither Landlord or Landlord’s agents, employees or contractors shall be liable for any damages arising from any act or omission of any other tenant or occupant of the Building.  In no event shall Landlord be liable or responsible in any way for any loss of business by Tenant, lost profits of Tenant or any other consequential damages of Tenant or its employees, agents, invitees or customers, regardless of the cause therefore.

22. TENANT’S INSURANCE.

22.1.          Throughout the Term, Tenant shall procure, pay for and maintain in effect commercial general liability insurance with respect to Tenant’s construction of improvements on the Premises; the use, operation or condition of the Premises; and the operations of Tenant in, on or about the Premises, with a minimum coverage of not less than Three Million Dollars ($3,000,000) combined single limit for bodily injury, death and property damage liability.

22.2.          Property Insurance.  Throughout the Term, Tenant shall procure, pay for and maintain in effect a policy of “all risk” property insurance, with theft, vandalism and malicious mischief endorsements, covering any Alterations and Tenant’s machinery, equipment, trade fixtures, furniture and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured.  If this Lease shall terminate following a casualty as set forth herein, the proceeds of such insurance allocable to Alterations shall be paid to Landlord, and the proceeds of such insurance allocable to the other property set forth above shall be paid to Tenant.

22.3.          Additional Insurance.  Throughout the Term, Tenant shall procure, pay for and maintain an effect such additional insurance with such forms of coverage and in such amounts as Landlord shall reasonably require, including, without limitation, workers’ compensation insurance and employers’ liability insurance as required by law.

22.4.          Requirements.  All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord’s lender and qualified to do business in the State of California.  Each policy shall name Landlord, Landlord’s agents and, at Landlord’s request, any mortgagee of Landlord as an additional insureds, as their respective interests may appear.  Each policy shall contain (a) a cross-liability endorsement, (b) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (c) a waiver by the insurer of any right of subrogation against Landlord to the extent required under Section 22.6 below.  A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefore.  Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder.  No such policy shall be cancelable except after thirty (30) days’ written notice to Landlord and Landlord’s lender.  Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof.  Tenant agrees that if Tenant does not take out and maintain such insurance,

Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and charge Tenant for the premiums together with interest thereon at the Interest Rate, payable upon demand.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

22.5.          Adjustments.  Landlord shall have the right, periodically during the Term, but not more frequently than once each twelve (12) months, to require that Tenant increase the coverage amounts for the insurance that Tenant is obligated to carry under this Lease to amounts to equal to the then-prevailing coverage amounts required by prudent landlords of comparable office buildings in San Francisco, California, as determined by Landlord in its reasonable judgment.

22.6.          Waiver of Subrogation.  Landlord and Tenant each hereby waive all rights of recovery against the other party, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any property insurance policy which either may have in force at the time of the loss or damage.  To the extent that such insurance endorsement is available at no or nominal additional premium charge and does not adversely affect the ability of such party to obtain such insurance, Landlord and Tenant each agree to obtain for the benefit of the other party in the insurance policies carried by the first party a waiver or any right of subrogation which any insurer of the party may acquire.

23. SUBORDINATION AND ATTORNMENT.

23.1.          Subordination of Lease.  This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount now or hereafter encumbering Landlord’s interest in the Premises or Building, all without the necessity of having further instruments executed on the part of Tenant in order to effectuate such subordination.  Upon the written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord such further instruments evidencing the subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Landlord, and Tenant shall attorn to any such mortgagee or beneficiary under any mortgage or deed of trust in the event of a foreclosure or a deed in lieu of foreclosure, or other purchaser or a grantee in respect thereof; provided, however, that each mortgagee or beneficiary under any such mortgage or deed of trust, or purchaser or grantee in respect thereof, shall agree not to terminate or disturb Tenant’s possession of the Premises under this Lease in the event of a foreclosure of such mortgage or deed of trust or a deed in lieu thereof, as long as Tenant is not in default under this Lease at such time.  Notwithstanding the foregoing, any mortgagee or beneficiary under a mortgage or deed of trust may at any time subordinate its mortgage or deed of trust to this Lease in all or in part, without Tenant’s consent, by execution of a written instrument subordinating such mortgage or deed of trust to this Lease, in which case this Lease shall be deemed prior to such mortgage or deed of trust without regard to their respective dates of execution, delivery and/or recording.

23.2.          Approval by Lenders.  Tenant acknowledges that the provisions of this Lease may be subject to the approval of any lender that may hereafter make a loan secured by a mortgage or deed of trust on the Premises or Building.  If such lender shall require, as a condition of such financing that modifications be made to this Lease, at Lender’s request, Tenant agrees to execute appropriate amendments to this Lease to effect such modifications; provided, however, that such modifications shall not change the size, location or dimensions of the Premises or increase the amount of the Rent or the other amounts payable by Tenant under this Lease.

24. ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid; (c) the amount of any Security Deposit made with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; (e) that Tenant is not in default hereunder, or stating such defaults as Tenant shall specify; and (f) certifying as to such other matters as Landlord may reasonable require.  Any such statement may be relied upon by a purchaser, assignee or lender.  Tenant’s failure to execute and deliver such statement within the time required shall, at Landlord’s election, be a default under this Lease and shall also be conclusive upon Tenant as to the matters set forth in such statement.

25. TRANSFER OF LANDLORD’S INTEREST.

The term “Landlord” as used herein shall mean only the owner or owners at the times in question of title to the Premises or the Building.  In the event of any sale or transfer by Landlord of the Premises or Building, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building or Lease occurring after the consummation of such sale or transfer.  If any Security Deposit has been made by Tenant, Landlord may transfer the Security Deposit to Landlord’s successor and upon such transfer, Landlord shall be relieved of further liability with respect thereto.  This Lease shall not affected by any such sale or transfer, and Tenant agrees to attorn to the purchaser or transferee, such attornment to be effective and self-operative without the execution of any further instruments on the part of Landlord or Tenant.

26. DEFAULT.

26.1.          Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a)      Tenant abandons or vacates the Premises and fails to pay Rent when due; or

b)      Tenant fails to pay when due any Rent or in the case of any other amounts required to be paid by Tenant under this Lease within five (5) days after written receipt of notice; or

c)      Tenant fails to perform any other covenant, agreement or obligation contained in this Lease, and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

d)      A writ of attachment or execution is levied on Tenant’s interest under this Lease; or

e)      Tenant makes a general assignment for the benefit of creditor, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f)      Tenant files a voluntary petition for relief under the U.S. Bankruptcy Code or any other federal or state bankruptcy, insolvency or debtor relief laws (collectively, “Insolvency Laws”), or a petition for relief is filed against Tenant under any Insolvency Laws and not withdrawn or dismissed within forty-five (45) days thereafter; or

g)      Appointment of a receiver, trustee, custodian or other person to take possession of all or substantially all of Tenant’s assets; or

h)      Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) Tenant, if Tenant is a corporation, partnership or limited liability company.

26.2.          Remedies.  In the event of Tenant’s default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to do the following:

a)      Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease;

b)      Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; and/or

c)      Reenter the Premises under the provisions of subparagraph (b), and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of subparagraphs (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other amounts payable hereunder, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease: In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s personal property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.  If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due.  If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

If Landlord shall terminate this Lease under the provisions of subparagraphs (a) or (c) above, in addition to any of the rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover as damages from Tenant the following:

(1)        Past Rent.  The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

(2)        Rent Prior to Award.  The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)        Rent After Award.  The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

(4)        Proximately Caused Damages.  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in subparagraphs (1) and (2) above is to be computed by allowing interest at the Interest Rate.  “The worth at the time of the award” as used in subparagraph (3) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition.  Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent.  Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

26.3.          Landlord’s Default.  In no event shall Landlord be deemed to be in default under this Lease unless and until Landlord shall have defaulted in the performance of its obligations under this Lease and Tenant shall have given to Landlord written notice of the default and, within a reasonable period of time following Landlord’s receipt of such notice, but in no event less than thirty (30) days following Landlord’s receipt of such notice, Landlord shall not commence diligently to prosecute the cure of such default to completion.  In the event of any alleged default on the part of Landlord under this Lease, Tenant shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such shall be necessary to effect a cure.  Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other amounts due and payable under this Lease except as otherwise specifically provided herein.  The liability of Landlord (including all persons and entities that comprise Landlord) under this Lease or otherwise in the connection with the Premises or the Building shall be limited to Landlord’s interest in the Building, and in no event shall any other assets of Landlord or any assets of any constituent partner or member of Landlord be subject to any liability arising out of or in connection with this Lease, the Premises or the Building on behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease.

27. BROKERS.

Tenant represents and warrants that Tenant has not dealt with any real estate broker, agent, finder or salesperson in connection with this Lease, except the real estate broker listed in Article 1.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and cause of action (including attorneys’ fees) arising out of or relating to any breach of the foregoing representation warranty or arising out of or related to any claim made by any broker, agent, finder, or salesperson claiming to have dealt with Tenant.

28. NOTICES.

All notices and other communications permitted or required to be given under this Lease shall be in writing and deemed duly served or given when sent via facsimile, personally delivered or transmitted by a private nationally recognized overnight courier service, or forty-eight (48) hours after deposit in the United States mail, certified or registered, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord’s Notice Address and to the Building manager, and (b) if to Tenant, to Tenant’s Notice Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises.  Landlord and Tenant may from time to time by written notice to the other party designate another address for receipt of future notices.

29. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its other obligations under this Lease, shall peaceably and quietly enjoy the Premises throughout the Term without any hindrance or interruption by Landlord or any person lawfully claiming by, through or under Landlord, subject to the terms of this Lease and to any mortgage, or deed of trust to which this Lease may be subordinate.

30. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, lockouts, other labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage.  Notwithstanding the foregoing, in no event shall Tenant’s obligation to pay Rent or other amounts payable under the Lease be excused or delayed.

31. SIGN CONTROL.

Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window or roof of the Premises or the Building, or on the glass of any window or door of the Premises, or on any sidewalk-or other location outside of the Premises, any sign, plaque, decoration, light, lettering or other advertising material of any kind or description (collectively, “Signage”) without Landlord’s prior written consent.  The size, content, design and/or location of any Signage shall be subject to Landlord’s prior written approval, and shall comply with all applicable statutes, ordinances, rules and regulations of governmental authorities.  If Tenant shall place or cause to be placed or shall maintain any Signage in violation of the foregoing provisions then, without limiting Landlord’s other rights by reason thereof, Landlord shall have the right to cause the same to removed without notice to Tenant and without being liable to Tenant by reason of such removal.

Landlord shall have the right to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.  Landlord shall have the right to place or cause to be placed and to maintain on the exterior of the Building such Signage as Landlord shall desire.

32. MISCELLANEOUS.

32.1. Accord and Satisfaction; Allocation of Payments.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent.  No endorsement or statement on any check or letter accompanying any check or payment made on account of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease.  In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any amount owing by Tenant and then due and payable.

32.2. Attorneys’ Fees.  If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including attorneys’ fees, and costs.

32.3. Captions.  The captions of Articles and Sections of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease.  All references to Article and Section numbers refer to Articles and Sections in this Lease.

32.4. Governing Law.  This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

32.5. Consent.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no claim for, and hereby waives the right to any claim against Landlord for, money damages by reason of any refusal, withholding or delaying by Landlord of any consent or approval, and in such event Tenant’s only remedies therefore shall be an action for specific performance, injunction or declaratory judgment to enforce any right of such consent or approval.

32.6. Authority.  If either Tenant or Landlord executes this Lease as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of the party does hereby covenant and warrant that it is a duly authorized and existing entity, that it has full right and authority to enter into this Lease, and that each of the persons executing this Lease on behalf of the party are authorized to do so.  Upon request, either party shall provide the other with evidence reasonably satisfactory to the other confirming the foregoing covenants and warranties.

32.7. Counterparts.  This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Lease.

32.8. Execution of Lease; No Option.  The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building.  The execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

32.9. Financial Statements.  Tenant shall promptly furnish Landlord, from time to time, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

32.10.        Further Assurances.  Each party shall promptly execute all documents and take such other and further acts as maybe reasonably requested by the other party in order to give effect to the provisions of this Lease.

32.11.        Prior Agreements, Amendments.  This Lease contains all of the agreements of the parties with respect to any matter covered in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  This Lease may not be amended except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

32.12.        Recording.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” or memorandum of this Lease for recording purposes.

32.13.        Severability.  If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

32.14.        Successors and Assigns.  Subject to the provisions of Article 16 of this Lease, this Lease shall be binding upon, and shall inure to the benefit of, the heirs, personal representatives, successors and assigns of the parties hereto.

32.15.        Time of the Essence.  Time is of the essence of this Lease and each and every provision hereof.

32.16.        Waiver.  No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.  The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.  Any waiver by Landlord or any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

32.17.        No Merger.  A voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, either terminate any existing subleases or operate as an assignment to Landlord of any such subleases.

32.18.        No Light, Air or View Easement.  Nothing contained in this Lease shall grant to or confer upon Tenant any right to receive any particular amount or level of light, air or view from the Premises.  Any diminution in or shutting off of light, air or view by any structure which is now or may hereafter be erected on property adjacent to the Building shall in no way affect this Lease or impose any liability upon Landlord.  Noise, dust or vibration or other aspects of the new construction of improvements on property adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

32.19.        No Representations or Warranties.  Neither Landlord nor Landlord’s officers, directors, shareholders, members, partners, employees, agents or contractors have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein.

32.20.        Name.  Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Premises.  Landlord shall have the right to change the name of the Building and/or the street address of the Building from time to time in Landlord’s sole discretion.

32.21.        Exhibits, Addendum.  The exhibits listed below and the addendum, if any, listed below, are incorporated by reference into this Lease:

a)      Exhibit “A” - Floor Plan of Premises

b)      Exhibit “B” - Rules and Regulations

c)      Exhibit “C” - Work Agreement

d)      Addendum

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD		TENANT

M & E, LLC,		Peacock Construction, Inc., a California
a California Limited Liability		Corporation

By:	/s/ Elsie Sze	By:	/s/ Kyle Peacock
Its:	Director	Its:	Vice President
Date:	June 7, 2011	Date:	June 3, 2011

EXHIBIT “A”

FLOOR PLAN OF PREMISES

EXHIBIT “B”

RULES AND REGULATIONS

Unless otherwise defined herein, capitalized terms used in these Rules and Regulations have the meanings given to such terms in the Lease.

The sidewalks, halls, passages, exits, vestibules, entrances, public areas, elevators and stairways of the Building shall not be obstructed by any of the Tenants or used by them for any purpose other than ingress to and egress from their respective Premises.  Building stairwells are to be used for emergency purposes only.  The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities or activities which interfere with the quiet enjoyment of other occupants of the Building.  No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.  If the Premises are situated on the ground floor with direct access to the street, then Tenant shall, at Tenant’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse and other obstructions.

No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice or liability, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person or entity selected by Landlord, using materials of Landlord’s choice and in a style and format approved by Landlord.  Written material visible from outside the Building will not be permitted.  Landlord shall place Tenant’s name on the directory in the lobby of the Building and on the individual floor directory, if available.  Landlord reserves the right to restrict the amount of directory space utilized by Tenant.  Tenant shall not have the right to have additional names placed on the directory without Landlord’s prior written consent.  If such consent is given, the addition of such names shall be at Tenant’s expense.

The Premises shall not be used for the storage of merchandise held for sale to the general public, for lodging or sleeping.  No cooking shall be done or permitted by any Tenant on the Premises, except the use by the Tenant of Underwriter’s Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and other similar beverages which shall be permitted, provided that the power required by such equipment shall not exceed that amount which can be provided by a 30-amp circuit and that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.  Repair and maintenance of garbage disposals, dishwashers, icemakers and other similar equipment shall be at Tenant’s expense.  If the Premises or any part of the Building become infested with vermin as a result of Tenant’s use, Tenant shall reimburse Landlord for the expense of extermination.

No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.  No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of or damage to property on its Premises, however occurring.

Landlord will furnish each Tenant with two keys to each door lock to its Premises and if reasonably required for access to the Premises, the Building, free of charge.  Landlord may make a reasonable charge for any additional keys.  No Tenant shall have keys made except by Landlord’s designated locksmith.  No Tenant shall alter any lock or install a new or additional lock or bolts on any door of its Premises without the prior written consent of Landlord.  Tenant shall in each case furnish Landlord with a key for any such lock.  Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.  In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a charge.

The carrying in or out of freight, furniture or bulky material of any description must take place during such hours as Landlord may from time to time reasonably determine, which shall not include peak hours of elevator usage.  Any damage caused by such activities shall be repaired by Landlord, at Tenant’s expense.  Landlord shall designate appropriate entrances and a “freight” elevator, if available, for deliveries or other transportation of goods to or from the Premises and Tenant shall not use any other entrances Or “elevators” for such purposes.  The installation and moving of such freight, furniture or bulky material shall be made upon previous notice to the Building Manager and the persons employed by the Tenant for such work must be reasonably acceptable to Landlord.  Tenant may, subject to the provisions of the immediately preceding sentence, move freight, furniture, bulky matter and other material into or out of the Premises after 6 p.m. and before 7 a.m., Monday through Friday and on Saturdays after 1:00 p.m. and anytime on Sundays; provided Tenant pays the additional costs, if any, incurred by Landlord for elevator operators, security guards and other expenses arising by reason of such move by Tenant.  If, at least two days prior to such move, Landlord requests the Tenant to deposit with Landlord, as security for Tenant’s obligation to pay such additional costs, a sum which Landlord reasonably estimates to be the amount of such additional costs, then Tenant shall deposit such sum with Landlord as security for such costs.  Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building and placed in the Premises.  Heavy objects, if considered necessary by Landlord, shall stand on wood strips of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such property from any cause and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.  Business machines and other equipment shall be placed and maintained by Tenant at Tenant’s expense in a setting sufficient, in Landlord’s reasonable judgment, to absorb and prevent unreasonable vibration and prevent noise and annoyance.

No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment; or without Landlord’s prior written approval, use any extension cords, method of heating or air conditioning, including, without limitation, portable floor heaters and fans, other than that supplied by Landlord.  No Tenant shall use or keep or permit to be used or kept any hazardous or toxic materials or any foul or noxious gas or substance in the Premises or permit or suffer the Premises or the Building to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, or interfere in any way with other tenants or those having business therein.

Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

Any Tenant and its employees, agents or associates or other persons entering or leaving the Building after ordinary business hours will be required to sign the Building Register, if any, and take reasonable measures to assure that the front door of the Building is closed and latches.  The lobby attendant, if any, in charge reserves the right, on behalf of the Landlord, to refuse to admit Tenant or any of Tenant’s employees, agents, or associates or any other person to the Building after ordinary business hours without prior notification from the Tenant or other satisfactory identification demonstrating such person’s right to access to the Building.  Each Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall, in no case, be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such -action as Landlord may deem appropriate including closing doors.  Landlord also reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is not in an area of the Building permitted by such person, intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

No curtains, draperies, blinds, shutters, shades, screens or other coverings hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord.  No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Building so as to be visible from the outside of the Building.  Tenant shall cooperate fully with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing draperies and other window coverings when the sun’s rays fall upon windows of the Premises.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building other than room thermostats installed for Tenant’s use.  Landlord reserves the right to install solar film on the windows of the Building to aid the efficiency of the HVAC system and to reduce energy costs.  Tenant shall not remove solar film from any window.  Tenant shall also cooperate with Landlord to comply with any governmental energy-saving rules, laws or regulations.  No bottles, parcels or other articles may be placed in the halls or in any other part of the Building, nor shall any article be thrown out of the doors or windows of the Premises.

Each Tenant shall make reasonable efforts to secure its valuables, see that the doors of its Premises are closed and locked, that all water faucets, water apparatus, equipment, lights and other utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage; and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Building or by Landlord.  On multiple tenancy floors all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

The lavatory rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed; no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.  Landlord may require that all or some of the toilet rooms be locked.  In such event, a reasonable number of keys shall be provided to Tenant.  Tenant shall pay for all replacement keys and the cost of changing the lock or locks opened by such key if Landlord deems it necessary.

No Tenant shall install any radio or television antenna, loud speaker or other device on the roof or the exterior walls of the Building without the prior written consent of Landlord.  No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the Building or otherwise project from the Building, without prior written consent of Landlord.

There shall not be used in any space or public halls of the Building, either by any Tenant or any others, any hand trucks except those-equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  No other vehicles of any kind except wheelchairs or other similar devices shall be brought by any Tenant into the Building or kept in or about its Premises.

Each Tenant shall store all its trash and garbage within its Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city where the Building is located without being in violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

Each Tenant shall participate in any recycling program for the Building, if any.  Landlord shall provide information describing the Building’s recycling program upon request.  Tenant shall encourage participation in the recycling program by all employees.  All recycling receptacles shall be retained in each Tenant’s premises until pick-up by designated personnel at times and in the manner established by Landlord.

Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each Tenant shall cooperate to prevent the same.

Tenant and its authorized representative and invitees shall not make or permit any noise in the Building that is annoying, unpleasant or distasteful, interfering in any way with other tenants or those having business with them, or bring into or keep within the Building or Common Areas any animal (except for seeing eye dogs), bird, bicycle or other vehicle except wheelchairs or other similar devices, or such vehicles as are permitted to park in the parking areas, if any, in accordance with the Rules and Regulations.

Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings.  Tenant shall repair any damage resulting from non-compliance with this rule.

Landlord shall direct licensed electricians as to where and how telephone and electrical wires are to be introduced.  No cutting or boring for wires shall be allowed without Landlord’s consent.  The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Landlord’s approval.  Neither Tenant, its subtenants, assignees, agents, employees nor contractors shall have access to or make any changes, alterations, additions, improvements, repairs or replacements (collectively, “work”) to the telephone closets, telephone lines or any other communications facilities or equipment (collectively, the “telephone lines”) within the Building without the prior written authorization of Landlord, which authorization may be withheld in Landlord’s sole discretion.  All contractors designated by Tenant to perform work on the telephone lines shall be licensed and shall be subject to Landlord’s prior written approval, which approval may be withheld by Landlord in its sole discretion.  Contractors performing work shall be required to provide evidence of insurance coverage satisfactory to Landlord, including, without limitation, naming Landlord as an additional insured on all liability policies.  Any costs, expenses, and liabilities incurred by Landlord as a result of Tenant or Tenant’s contractor performing work on the telephone lines shall be included in Tenant’s indemnification obligations under the Lease.

The requirements of the Tenant will be attended to only upon appropriate application by an authorized individual to the office of the Building Manager by telephone, facsimile or in person.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors and other means of entry to the Premises closed and locked when the Premises are unattended.

There shall be no smoking in the Building, which areas include, without limitation, the Tenant’s premises, the lobby and the areas on individual floors in the Building devoted to corridors, fire vestibules, elevators, foyers, lobbies, electric and telephone closets, restrooms, mechanical and service rooms servicing the Building, janitor’s closets, and other similar facilities for the benefit of all tenants and invitees.  Tenant shall discourage its employees, agents, invitees and other person visiting Tenant from loitering outside the front of the Building and/or disposing of smoking equipment.  Smoking shall mean carrying or holding of a lighted pipe, cigar or cigarette of any kind, or any other lighted smoking equipment or the lighting thereof or emitting or exhaling the smoke of a pipe, cigar or cigarette of any kind.  Each Tenant shall cooperate to enforce this prohibition, including giving notice of such to its employees.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease .of Premises in the Building.  To the extent that these Rules and Regulations are inconsistent with any provision of the Lease, the provisions of the Lease shall control.

Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation thereof.

Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person.  Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space leased.

ADDENDUM TO STANDARD OFFICE LEASE

THIS ADDENDUM TO STANDARD OFFICE LEASE shall constitute part of that certain Standard Office Lease dated May ___ 2011 (“Lease”), by and between M & E, LLC, a California Limited Liability Company (“Landlord”) and Peacock Construction Inc., a California Corporation (“Tenant”), and the terms hereof shall for all purposes be deemed incorporated into the Lease and shall supersede any provisions of the Lease which are inconsistent herewith.

1.         TENANT IMPROVEMENTS

Landlord shall deliver the Premises to Tenant in their as-is condition and Tenant shall be responsible for construction of all work within the premises, subject to the paragraph below.

Landlord, at Landlord’s sole cost and expense shall provide Tenant with a Tenant Improvement allowance of [****] per rentable square foot (“TI Allowance”) which shall be used to improve the Premises.  Such TI Allowance shall be paid to Tenant within fifteen (15) days following completion of Tenant’s work and receipt of all verifiable invoices and Lien Waivers.  Tenant shall be responsible for all new improvements, including any ADA-triggered improvements within the Premises.

If necessary, Landlord is to be responsible for: Handicap code compliance for elevators and elevator accessories, restroom, drinking fountains, path of travel and any ADA-triggered improvements outside the Premises.  Code compliance as it pertains to the Building, Building shell and Building common areas, including compliance with fire rules and regulations; any pre-existing structural work that may be required; yet not triggered by Tenant’s improvements.

2.         OPTION TO RENEW

Subject to the terms and conditions hereinafter set forth, Landlord hereby grants Tenant one (1) option to extend (“Option to Extend”) the term of this Lease for one (1) five (5) year period, commencing immediately after the expiration of the initial term (the “Extension Term”).  Tenant’s election to exercise the above Option to Extend must be given to Landlord in writing not less than one hundred eighty (180) days or more than three hundred sixty five (365) days prior to expiration of the last lease year of the original Term.

Tenant’s Option to Extend the term shall be upon the terms and conditions contained herein except as set forth below and except that there shall be no further option to extend the term beyond the Extension Term.  If Tenant exercises the Option to Extend, the Base Expenses Year and Base Tax Year shall be changed from the date on the Lease Summary to the first year of the option period.  This Option to Renew shall be deemed personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including any permitted assignee or subtenant.  Tenant shall continue possession of the Premises in its as is condition and Landlord shall have no obligation to do any work or otherwise to prepare the Premises for the Renewal Term.  If Tenant exercises the Option to Extend, the Base Rent for the Premises during the Extension Term shall be ninety-five percent (95%) of the fair market rent for the Premises determined in the manner set forth in Paragraph 2 below; however, in no event will the Base Rent be less than the Base Rent as of the last month of the original lease term.  As used herein, Fair Market Rent for the Premises shall mean the Basic Rental and all other monetary payments and escalations, that Landlord could obtain from a third party desiring to lease the Premises, taking into account the size, location and floor level of the Premises, the quality of construction of the Building, the services provided under the terms of this Lease, the rental then being obtained for leases of space comparable to the Premises in the Building, and within the downtown San Francisco Financial District and all other factors that would be relevant to a willing third party desiring to lease the Premises and a willing Landlord desiring to let the Premises for the subject period of the lease term in determining the rental such party would be willing to pay or receive therefore provided that no allowance for the construction of Tenant improvements shall be taken into account in determining Fair market Rent.

Notwithstanding anything to the contrary contained herein, all option rights of Tenant pursuant to this Paragraph 2 shall automatically terminate without notice and be of no further force and effect whether or not Tenant has timely exercised the Option to Extend granted herein if an Event of Default exists at the time of exercise of the option or at the time of commencement of the Extension Term.

IN WITNESS WHEREOF, Tenant and Landlord have executed this Addendum to Standard Office lease as of the date of the Lease.

LANDLORD		TENANT

M & E, LLC,		Peacock Construction, Inc., a California
a California Limited Liability Company		Corporation

By:	/s/ Elsie Sze	By:	/s/ Kyle Peacock
Its:	Manager	Its:	President/CEO
Date:	January 30, 2018	Date:	January 29, 2018

FIRST EXTENSION OF LEASE

200 PINE STREET

This First Extension of Lease is made on January 26, 2018, by and between M&E LLC., a California Limited Liability Company, hereinafter called “Landlord”, and Peacock Construction Inc., a California corporation, hereinafter called “Tenant”.

RECITALS

A.        The parties hereto made and entered into a written lease dated June 13, 2011, herein called “Lease”.  A copy of the Lease is attached hereto and marked Exhibit “B”.

B.         The parties wish to extend the Expiration Date of the Lease through May 31, 2021 and re-set the rent schedule beginning June 1, 2018.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants herein, the parties agree as follows:

1.         The parties agree to extend the term of the lease for an additional three (3) years from June 1, 2018 to May 31, 2021.  The Expiration Date of the Lease shall be May 31, 2021

2.         The following listed items of Paragraph 1. Definitions of said Lease are amended as follows:

a.          Base Rent (for the First Extension Term)

[****]

The above stated rental amounts shall be effective as of June 1, 2018.

b.         Base Year:                               The Calendar Year of 2018

c.          Real Estate Brokers:               Landlord: Colliers International Tenant: TRI
 Commercial

3.         Tenant currently has a Security Deposit on file with Landlord in the amount of [****].  Concurrent with the execution of this First Amendment, Tenant shall increase its deposit to [****] by remitting [****] to Landlord,

4.         Tenant acknowledges that the content of this Extension and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and office lease consultants.

5.         Landlord and Tenant have read the attached Exhibit “A” regarding disability access and each parties’ responsibilities therein.

6.         Except as provided herein, all of the terms and conditions of the Lease between the parties hereto shall continue in full force and effect.  Executed in San Francisco, California

LANDLORD		TENANT

M & E, LLC,		Peacock Construction, Inc., a California
a California Limited Liability Company		Corporation

By:	/s/ Elsie Sze	By:	/s/ Kyle Peacock
Its:	Manager	Its:	President/CEO
Date:	January 30, 2018	Date:	January 29, 2019

Exhibit A

DISABILITY ACCESS OBLIGATIONS NOTICE

PURSUANT TO SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38.

Before you, as the Tenant, enter into a lease with Landlord for the following property consisting of premises located at the building located at 200 Pine Street, San Francisco, California (“Property”), please be aware of the following important information about the lease:

You May Be Held Liable for Disability Access Violations on the Property.  Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner.  may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws.  You may wish to consult with an attorney prior to entering this agreement to make sure that you understand your obligations under Federal and State disability access laws.  The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the San Francisco Administrative Code in your requested language For more information about disability access laws applicable to small businesses, you may wish to visit the website of the Sari Francisco Office of Small Business or call 415-554-6134.

The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property.  Under the law for the City and County of San Francisco, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property.  The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws.  You may wish to review those provisions with your attorney prior to entering this agreement to make sure that you understand your obligations under the lease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD
M&E, LLC
A California Limited Liability Company
Dated: January 30, 2018
By: /s/ Elsie Sze
Its: Manager

TENANT
Peacock Construction Inc.,
A California corporation

Dated: January 29, 2018
By: /s/ Kyle Peacock
Its: President/CEO

PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

No Notice
Notice
Attorney

COMPLIANCE VS. LAWSUIT

BUSINESS RESOURCES

BUSINESS RESOURCES

A Guide to Disabled Accessibility Compliance

Seacliff
Sunset

San Francisco

DISABLED ACCESSIBILITY

EXHIBIT B

DISABILITY ACCESS OBLIGATIONS NOTICE

PURSUANT TO SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38

Before you, as the Subtenant, enter into a sublease with Sublandlord for the property consisting of premises located at the building located at 200 Pine Street, San Francisco, California (the “Property”), please be aware of the following important information about the sublease:

You May Be Held Liable for Disability Access Violations on the Property.  Even though you are not the owner of the Property, you, as the subtenant, as well as the Property owner, may still be subject to legal and financial liabilities if the subleased Property does not comply with applicable Federal and State disability access laws.  You may wish to consult with an attorney prior to entering into the sublease to make sure you understand your obligations under Federal and State disability access laws.  The Sublandlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the San Francisco Administrative Code in your requested language.  For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call (415) 554-6134.

The Sublease Must Specify Who is Responsible for Makin Any Required Disability Access Improvements to the Property.  Under the law for the City and County of San Francisco, the sublease must include a provision in which you, the Subtenant, and the Sublandlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the subleased Property.  The sublease must also require you and the Sublandlord to use reasonable efforts to notify each other if they make alterations to the subleased Property that might impact accessibility under Federal and State disability access laws.  You may wish to review those provisions with your attorney prior to entering into the sublease to make sure that you understand your obligations under the sublease.

PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.

By signing below I confirm I have read and understand this Disability Access Obligations Notice.

SUBLANDLORD	SUBTENANT

Peacock Construction, Inc.,	Jaguar Health, Inc,
a California Corporation	a Delaware corporation

By:	By:
Print Name:	Print Name:
Title:	Title:

## PROTECT YOUR BUSINESS FROM POTENTIAL ADA LAWSUITS

**Businesses**
Have you received an ADA notice?

no → **No Notice**

**Pre-Assessment by Office of Small Business (OSB) & SF SHINES**
- low amount of barriers
- medium amount of barriers
- high amount of barriers

yes → **Notice**
1. The business receives a letter(s). The letter(s) may be sent by a person with disability claiming he/she encountered accessibility problems while visiting your business. This letter(s) is often a precursor to a state or federal lawsuit and MUST NOT be ignored. Proactive action and response to the letter can prevent a lawsuit.
2. The business has received a lawsuit.

**Attorney**
Contact an experienced legal consultant or the Office of Small Business to respond to the letter or lawsuit.

**CASp Action (see below)**
- consult
- inspection report
- "readily achievable" solutions

**Remediation/Resolution**
Low, medium, high barriers scope of work by ANC or an alternative architecture firm.

### Certified Access Specialist (CASp)

Signed into law on September 28, 2008, SB 1608 a Certified Access Specialist (CASp) report provides a defense against lawsuits, but only if the business obtained a CASp report BEFORE being sued. With a CASp report in hand, businesses may request a 90-day stay (a temporary stop) of the lawsuit filed in State Court, and an Early Evaluation Conference (EEC) to explore settlements. A Certified Access Specialist (CASp) is a person that has been tested and certified by the state as an expert in disability access laws. A business that hires a CASp to inspect their buildings helps ensure compliance with disability access standards. After inspection, the CASp writes up an inspection report as proof that the business hired a CASp. A CASp should help your business identify "readily achievable" barriers for removal.

## COMPLIANCE VS. LAWSUIT

Compliance is a recommended investment as not only will your business be less vulnerable to drive-by lawsuits, but you gain a growing market of seniors, families with baby strollers, and persons with disabilities. Cost will depend on the type of alterations, and on what is affordable at the present and future. If you decide to do nothing and rely on "luck" that you will not be sued, consider the potential costs of being an "unlucky" defendant. The reality today is that more ADA lawsuits are targeting small stores and minority-owned businesses because they are likely to settle rather than incur the costs and risks of litigation. The average cost to comply with a plaintiff's requested barrier removal is less than $4,000, according to [illegible] brief filed in the Ninth Circuit of Appeal, [illegible]. Fighting a lawsuit including paying a settlement may cost around $50,000, according to OSB. Investing in Certified Access Inspection and "readily achievable" compliance before a lawsuit is the best way to protect your business from expensive lawsuits.

## BUSINESS RESOURCES

Office of Small Business
City Hall, room 110
1 Dr. Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6134, www.sfgov.org/osb

Certified Access Specialists
www.sfgov.org/osb

Asian Neighborhood Design
1245 Howard Street
San Francisco, CA 94103
415-575-0423, www.andnet.org

SF Shines - Office of Economic Workforce Development
City Hall, room 448
1 Dr. Carlton B. Goodlett Place
San Francisco, CA 94102
415-554-6969, www.oewd.org

San Francisco Bar Association
The Lawyer Referral and Information Service (LRIS) program offers businesses legal assistance from a panel of experienced lawyers.
www.sfbar.org/lawyerreferrals/index.aspx

## BUSINESS RESOURCES

Department of Justice ADA Guide for Small Businesses
Business Briefs
www.ada.gov/business.htm#anchor-[illegible]

ADA Guide for Small Businesses
www.ada.gov/publications/#anchor-ADA-[illegible]

DOJ toll-free ADA Information line
800-514-0301

Department of Building Inspection - Technical Services Division
DBI staff persons are available to review state access requirements. Visit 1660 Mission Street, 4th floor to request a review of your business plans.
415-558-6084, www.sfgov.org/dbi

# A Guide to Disabled Accessibility Compliance

Presidio
Marina
Seacliff
Richmond
Golden Gate Park
Sunset
Bernal Heights
Bayview
Lake Merced

San Francisco

## DISABLED ACCESSIBILITY

### Two Sets of Access Laws

There are two different bodies of law in California that regulate disability access: a state building code, and a federal civil rights law. The state building code requirements for access are located in the California Code of Regulations, Title 24, Part 2, and are commonly referred to as Title 24.

The Americans with Disabilities Act of 1990 (ADA) is a sweeping federal civil rights law which prohibits discrimination against persons with disabilities. Specifically, Title III of the ADA requires public accommodations to provide goods and services to people with disabilities on an equal basis with the rest of the general public. The United States Department of Justice (DOJ) enforces the ADA.

Being compliant to the regulations of one law does not relieve your responsibilities to be compliant with the other set of laws.

### Non Compliance

If the building is not compliant with California Title 24, the citizen complaint is routed to the Department of Building Inspection (DBI). DBI will send staff to visit the site and perform an inspection, and if necessary, the inspector will initiate actions to require the owner to correct the problem.

If the citizen's complaint is ADA driven, the plaintiff can take the business to civil court for remedy. The federal ADA does not have an "inspection" mechanism, and private lawsuits can be filed directly in federal courts by those who believe their civil rights have been violated.

### Who is Required to Remove Barriers?

Barriers are defined by the ADA as obstacles to accessibility. Such obstacles make it difficult — sometimes impossible — for people with disabilities to do the things most of us take for granted — things like going shopping, working, dining in a restaurant or taking public transit. If your business provides goods and services to the public, you are required to remove barriers if doing so is "readily achievable." Such a business is called a public accommodation because it serves the public. If your business is not open to the public (no adjacent retail or open to tours), but is only a place of employment like a warehouse, manufacturing facility or office building, then there are fewer requirements to remove barriers. Such a facility is called a commercial facility. While the operator of a commercial facility has different requirements to remove barriers, you must comply with the ADA Standards for Accessible Design when you alter, renovate or expand your facility.

### Readily Achievable

"Readily achievable" means easily accomplishable and able to be carried out without much difficulty or expense. Determining if barrier removal is readily achievable is, by necessity, a case-by-case judgement. "Readily achievable" is based on factors including review of the overall nature of the business and its financial statements.

Asian Neighborhood Design | Office of Small Business | SF Shines - Office of Economic Workforce Development

This document is intended as informal technical guidance.

It is NOT legal advice and does not replace the professional advice or guidance that an architect, CASp or attorney knowledgeable in ADA requirements can provide.

LOW BARRIERS

obstacles to accessibility that are minor, and most likely can be "readily achievable"

A. Service Counter Height and Visibility
A portion specified by local codes of the counter must be between 28"-34" above the floor.

B. Path of Travel Clearance
All aisles to public zones must be at least 36" wide and remain unobstructed.

C. Door Clearance
The pull side of doors must have a clearance specified by local codes.

D. Door Hardware
All doors must be operable without action of pinching or grasping.

A.
B.
C.
D.
42"
service counter is too high for customers in wheelchair
objects placed in required path of travel
23"
main entrance
object placed in required door clearance space
door knob is not operable without pinching or grasping

MEDIUM BARRIERS

obstacles that require more attention, and likely professional guidance

A. Step at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Restroom Vanity Clearance
The sink must provide knee clearance specified by local codes.

C. Undersized Path of Travel
All aisles to public zones must be at least 36" wide.

D. No Accessible Seating
A portion specified by local codes of seating must be accessible.

A.
B.
C.
D.
step at main entrance
sink has a built in base that does not provide required knee clearance undersized hallway/ path of travel
30"
fixed seating at raised counter

HIGH BARRIERS

obstacles that require a lot of attention, and definite professional guidance

A. Multiple Steps at Entrance
The entrance must be accessible for occupants in wheelchairs, with sloping and clearance requirements specified by local codes.

B. Step in Dining/Customer Space
Public zones must be accessible for occupants in wheelchairs, see note A.

C. Undersized or Lack of Restroom
The correct number of accessible restrooms must be provided.

D. Ramp Exceeds Maximum Slope Allowed
Businesses must be accessible for occupants in wheelchairs, see note A.

A.
B.
C.
D.
multiple steps at main entrance
step within space
objects in path of travel
plan diagram of undersized restroom
undersized restroom with missing fixtures & grab bars
24"
ramp exceeds maximum allowable slope

ADA COMPLIANCE

barriers are minimized or removed

A. Compliant Entry
The entrance is accessible by stairs and a compliant ramp.

B. Path of Travel Clearance
All aisles to public zones, including seating, restrooms, and food pick-up are at least 36" wide and remain unobstructed.

C. Compliant Counters
Service counter is between 28" - 34" above the floor.

D. Compliant Restroom
The accessible restroom has the required fixtures, dimensions and clearances!

A.
B.
C.
D.
plan diagram of accessible restroom

COMMON MISCONCEPTIONS

I am exempt from compliance or "grandfathered"

The answer is "NO". A place of public accommodation must remove barriers when it is "readily achievable" to do so. Although the facility may be "grandfathered" according to the local building code, the federal ADA does not have a provision to "grandfather" a facility. While a local building authority may not require any modifications to bring a building "up to code" until a renovation or major alteration is done, the federal ADA requires that a **place of public accommodation** remove barriers that are readily achievable even when no alterations or renovations are planned. As a business you have an on-going obligation to bring your business into compliance.

I am exempt since my building has historic designation

Neither State nor Federal laws exempt historical buildings from compliance, but there are specific guidelines. In San Francisco, any building over 50 years old is considered as a potentially significant historical resource. Accessibility improvements to the entrance or exterior of these buildings may require additional review by Historic Preservation staff and may lengthen the **permitting process. Another common misconception is that City staff** will deny your application if the building is considered historic. This is extremely rare, though during the review process you will be required to find **alternatives that respect historic designs and materials while also providing** disabled access. Historically sensitive accessibility improvements may add cost to your project but are generally worth the investment over the long **run.**

Settling the lawsuit will relieve me of my responsibilities

Business owners need to know that the ADA is now a part of our society and that there is no limit to the number of times a business can be sued regarding accessible barriers. The best solution is to make the "readily achievable" physical changes and to understand that compliance is ongoing. If a business is sued over a physical barrier(s) to accessibility, they can still be sued for that same barrier in the future if it still exists.

Tenant vs. Landlord (Owner)

The federal ADA law states that any private entity who owns, leases, leases **to, or operates a place of public accommodation shares in the obligation to remove barriers. Tenants and property owners also share in the obligation, so often** times a negotiation must take place to determine who pays what costs, or percentage of costs for access compliance and/or litigation defense. Effective January 1, 2013, San Francisco law requires property owners of a commercial space of 7,500 square feet or less to provide a "Disabled Access Obligation Notice" before entering into or amending a lease. Effective July 1, 2013, State law requires a commercial property owner to state on a lease or rental agreement whether the property has undergone inspection by a certified access specialist (CASp). These two laws were passed to help ensure businesses are informed of their on-going obligation and aid in the prevention of lawsuits. There are also tax benefits that are available to each party in some cases to help pay for barrier removal.